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                                                                     EXHIBIT 2.1

                             COMBINATION AGREEMENT

     THIS COMBINATION AGREEMENT (this "Agreement") is entered into as of May 10, 1996, by and between Digicon Inc., a Delaware corporation ("Digicon"), and Veritas Energy Services Inc., an Alberta corporation ("Veritas").

                                    RECITALS

     WHEREAS, the respective boards of directors of Digicon and Veritas have approved the transactions contemplated by this Agreement, and the board of directors of Veritas has agreed to submit the Plan of Arrangement (as defined in Section 1.1) and other transactions contemplated hereby to its shareholders and optionholders (as hereinafter defined) for approval.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                  ARTICLE I
                                    GENERAL

     1.1 PLAN OF ARRANGEMENT. As promptly as practicable after the execution of this Agreement, Veritas will apply to the Court of Queen's Bench of Alberta (the "Court") pursuant to Part 15 of the Business Corporations Act (Alberta) (the "ABCA") for an interim order in form and substance satisfactory to Digicon (such approval not to be unreasonably withheld or delayed) (the "Interim Order") providing for, among other things, the calling and holding of the Veritas Meetings (as defined below) for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Part 15 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of EXHIBIT A hereto (the "Plan of Arrangement"). If the Veritas shareholders and optionholders approve the Arrangement, thereafter Veritas will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"). At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement, the following reorganization of capital shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) The articles of amalgamation of Veritas shall be amended to (i) delete the First Preferred Shares and Second Preferred Shares from the authorized share capital and (ii) authorize an unlimited number of exchangeable shares (the "Exchangeable Shares") and one Class A Preferred Share (the "Class A Preferred Share");

     (b) Veritas shall issue to Digicon one Class A Preferred Share in consideration of the issuance to Veritas of one share of the common stock, $.01 par value per share, of Digicon (the

"Digicon Common Stock").  The stated capital of the Class A Preferred
Share shall be equal to the fair market value, as determined by the board of directors of Veritas, of a share of Digicon Common Stock. No certificate shall be issued in respect of the Class A Preferred Share;

     (c) Each of the common shares of Veritas (the "Veritas Common Shares") (other than Veritas Common Shares held by holders who have exercised their rights of dissent in accordance with the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such shares) will be exchanged for a number of Exchangeable Shares at an exchange ratio equal to 0.8 of an Exchangeable Share per Veritas Common Share (the "Exchange Ratio"), and each such holder of Veritas Common Shares will receive that whole number of Exchangeable Shares resulting from the exchange of such holder's Veritas Common Shares. In lieu of fractional Exchangeable Shares, each holder of a Veritas Common Share who otherwise would be entitled to receive a fraction of an Exchangeable Share shall be paid by Veritas an amount determined in accordance with the Plan of Arrangement;

     (d) Upon the exchange referred to in paragraph (c) above, each holder of a Veritas Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Veritas Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in paragraph (c) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly;

     (e) The aggregate stated capital of the Exchangeable Shares will be equal to the aggregate stated capital of the Veritas Common Shares immediately prior to the Arrangement that are exchanged pursuant to paragraph
(c) above, thereby excluding the stated capital attributed to the fractional shares paid in cash as contemplated in paragraph (c) above;

     (f) The articles of amalgamation of Veritas shall be amended to reduce the number of authorized Veritas Common Shares to one and the following restriction will be added to the rights, privileges, restrictions and conditions attaching to the Veritas Common Shares:

      "RESTRICTION

      So long as any of the Exchangeable Shares of the Corporation are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the board of directors of the holder of the common shares issue any further Exchangeable Shares of the Corporation, except as specifically required in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of the Corporation."

     (g) The one outstanding Class A Preferred Share will be exchanged for one Veritas Common Share, and the holder thereof shall cease to be a holder of the Class A Preferred Share, shall have its name removed from the register of holders of Class A Preferred Shares and shall become a holder of the one fully paid and non-assessable Veritas Common Share to which it is entitled as a



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result of the exchange referred to in this paragraph (g) and such holder's name shall be added to the register of holders of Veritas Common Shares accordingly;

     (h) The stated capital of the one Veritas Common Share shall be equal to the stated capital of the one Class A Preferred Share immediately prior to the exchange of such Class A Preferred Share pursuant to paragraph (g) above;

     (i) The articles of amalgamation of Veritas shall be amended to delete the Class A Preferred Shares from the authorized share capital; and

     (j) Each of the then outstanding options to purchase Veritas Common Shares (collectively, the "Veritas Options") (which includes all outstanding options granted under Veritas' Stock Option Plan for Directors, Officers and Key Employees (the "Veritas Option Plan")) will and without any further action on the part of any holder thereof (herein, an "optionholder"), be exchanged for an option to purchase that number of shares of Digicon Common Stock determined by multiplying the number of Veritas Common Shares subject to such Veritas Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Digicon Common Stock equal to the exercise price per share of such Veritas Option immediately prior to the Effective Time, divided by the Exchange Ratio. On the Effective Date, such option price shall be converted into a United States dollar equivalent based on the noon spot rate of exchange of the Bank of Canada on such date. If the foregoing calculation results in an exchanged Veritas Option being exercisable for a fraction of a share of Digicon Common Stock, then the number of shares of Digicon Common Stock subject to such option will be rounded down to the nearest whole number of shares, and the total exercise price for the option will be reduced by the exercise price of the fractional share. The term, exerciseability, vesting schedule, and all other terms and conditions of the Veritas Options will otherwise be unchanged by the provisions of this paragraph (j) and shall operate in accordance with their terms. All shares of Digicon Common Stock issued upon exercise of the Veritas Options shall be registered under an effective Form S-8 registration statement (or other comparable form) filed with the Securities and Exchange Commission (the "SEC").

     1.2 ADJUSTMENTS FOR CAPITAL CHANGES. If, prior the Effective Time, Digicon or Veritas recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible or exchangeable into shares of its capital stock, then the Exchange Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Veritas Common Shares and the holders of the shares of Digicon Common Stock. No such changes shall be made by either Digicon or Veritas other than those made in accordance with this Agreement.

     1.3 DISSENTING SHARES. Holders of Veritas Common Shares and Veritas Options may exercise rights of dissent with respect to such shares and/or options in connection with the Arrangement pursuant to and in the manner set forth in Section 184 of the ABCA and Section 3.1



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of the Plan of Arrangement (such holders referred to as "Dissenters" or as
"Dissenting Shareholders" when referring exclusively to Veritas Shareholders). Veritas shall give Digicon (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by Veritas and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of Digicon, except as required by applicable law, Veritas shall not make any payment with respect to any such rights or offer to settle or settle any such rights. All payments to Dissenters shall be the sole responsibility of Veritas, and Digicon will not directly or indirectly provide any funds for the purposes of making payments to Dissenters. In the event that Veritas does not have sufficient funds to make payments to Dissenters, Veritas will undertake to borrow the funds necessary to make such payments from sources other than Digicon or any Digicon Subsidiary.

     1.4 VERITAS EMPLOYEE SHARE PURCHASE PLAN. As soon as practicable, but not later than the date of the mailing of the Joint Proxy Statement, Veritas shall, except as to rights of employees existing at such date, terminate the Veritas Employee Share Purchase Plan (the "Veritas Employee Share Purchase Plan").

     1.5 OTHER EFFECTS OF THE ARRANGEMENT. At the Effective Time: (a) the bylaws of Veritas immediately prior to the Effective Time will continue as the bylaws of Veritas, subject to later amendment; (b) the directors of Veritas will be David B. Robson, Lawrence C. Fichtner, a third individual to be determined by mutual agreement of Veritas and Digicon prior to the Effective Time, and Stephen J. Ludlow; (c) the officers of Veritas will be as designated by the board of directors of Veritas prior to the Effective Time, subject to later removal and appointment of other officers; (d) each Veritas Common Share and each Veritas Option outstanding immediately prior to the Effective Time will be exchanged as provided in Section 1.1; and (e) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the ABCA.

     1.6 RESTATED DIGICON CHARTER. Prior to the Closing, Digicon shall have restated its certificate of incorporation as set forth in EXHIBIT B hereto (the "Restated Digicon Charter").

     1.7   JOINT PROXY STATEMENT; S-3 REGISTRATION STATEMENT.

     (a) As promptly as practicable after execution of this Agreement, Digicon and Veritas shall prepare and file with the SEC a preliminary joint management information circular and proxy statement (the "Joint Proxy Statement"), together with any other documents required by the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (i) the management information circular of Veritas with respect to the meetings of shareholders and optionholders of Veritas relating the Arrangement and the approval of certain matters in connection therewith (the "Veritas Meetings") and (ii) the proxy statement of Digicon with respect to the meeting of stockholders of Digicon with respect to the issuance of Digicon Common Stock from time to time upon exchange of the



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Exchangeable Shares and certain other matters (including the approval of the
Restated Digicon Charter) relating to the agreements of Digicon contained herein (the "Digicon Stockholders Meeting"). As promptly as practicable after the preliminary Joint Proxy Statement is cleared by the SEC, Digicon and Veritas shall cause the Joint Proxy Statement to be mailed to each company's respective stockholders and/or optionholders, as the case may be. If Digicon determines on the advice of its outside counsel (with the concurrence of outside counsel for Veritas) that it is necessary to file a registration statement on Form S-3 (the "Form S-3") in order to register the Digicon Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares, then Digicon shall file the Form S-3 with the SEC and use its best efforts to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding, and Digicon and Veritas shall use their best efforts to cause the Form S-3 to become effective. Notwithstanding anything herein to the contrary, Digicon shall be under no obligation to file the Form S-3 if it shall have determined on the advice of its outside counsel (with the concurrence of outside counsel for Veritas) that the issuance of shares of Digicon Common Stock upon exchange of the Exchangeable Shares after the Effective Time is exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 3(a)(9) and/or 3(a)(10) thereof. In connection with such determination, Digicon and Veritas shall prepare and file with the SEC a request for no action (the "No Action Request") seeking to confirm the availability of such an exemption.

     (b) Each party shall promptly furnish to the other party all information concerning such party and its stockholders as may be reasonably required in connection with any action contemplated by this Section 1.7. The Joint Proxy Statement and, if required, the Form S-3, shall comply in all material respects with all applicable requirements of law. Each of Digicon and Veritas will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Form S-3, if required, or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement or the Form S-3, if required. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Form S-3, if required, Digicon or Veritas, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to stockholders of Digicon and Veritas, as may be applicable, such amendment or supplement.

     (c) Digicon and Veritas shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the Digicon Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither Digicon nor Veritas shall be required to register or qualify as a foreign corporation or reporting issuer (other than Alberta, Canada, in the case of Veritas, and Delaware in the case of Digicon) where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the Digicon Common Stock or the issuance of the Exchangeable Shares.

     1.8 REORGANIZATION. The parties intend to adopt this Agreement and the Plan of Arrangement (i) as a plan of reorganization under Section 368(a)(1) of the Internal Revenue Code


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of 1986, as amended (the "Code"), (ii) as a reorganization of capital of
Veritas under Section 86 of the Income Tax Act (Canada) (the "ITA") for those Veritas shareholders who hold the Veritas Common Shares on capital account and
(iii) such that the Arrangement will be treated as a "pooling of interests" for accounting purposes.

     1.9 MATERIAL ADVERSE EFFECT. In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties or business of such entity or group of entities. In this Agreement, the term "Material Adverse Effect" used with respect to any party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties or business of such party and its subsidiaries, taken as a whole; provided, that a Material Adverse Effect shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industries in which Digicon or Veritas operate.

     1.10 CURRENCY. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

                                 ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF VERITAS

     Except as set forth in a letter dated the date of this Agreement and delivered by Veritas to Digicon concurrently herewith (the "Veritas Disclosure Letter"), Veritas hereby represents and warrants to Digicon that:

     2.1 ORGANIZATION AND STANDING. Veritas and each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by Veritas (the "Veritas Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Veritas. The Veritas Disclosure Letter sets forth a complete list of the Veritas Subsidiaries, the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by Veritas or another Veritas Subsidiary (and a description of any lien, charge, mortgage, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an "Encumbrance")) on such stock or other ownership interest and a complete list of each jurisdiction


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in which each of Veritas and each Veritas Subsidiary is duly qualified and in good standing to do business.

     2.2   AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS.   Veritas
has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the Arrangement by the shareholders and optionholders of Veritas and approval by the Court, to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Veritas and, subject to approval of this Agreement and the Arrangement by the shareholders and optionholders of Veritas and approval by the Court, the consummation by Veritas of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Veritas. This Agreement has been duly executed and delivered by Veritas and is the valid and binding obligation of Veritas, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) Neither the execution, delivery and performance of this Agreement or the Arrangement by Veritas, nor the consummation of the transactions contemplated hereby or thereby by Veritas nor compliance with the provisions hereof or thereof by Veritas will: (i) conflict with, or result in any violations of, the articles of amalgamation or bylaws of Veritas or any equivalent document of any of the Veritas Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of Veritas or any of the Veritas Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Veritas or any of the Veritas Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Veritas.


     2.3 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by Veritas or any of the Veritas Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the applicable Canadian provincial securities commissions or regulatory authorities (the "Commissions") and the Court and the mailing to shareholders and optionholders of Veritas of the Joint Proxy Statement relating to the Veritas Meetings to be held with respect to the approval of this Agreement and the Arrangement, (ii) the furnishing to the SEC of such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby (the "SEC Filings"); (iii) approval by the Court



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of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the American Stock Exchange (the "ASE") or The Toronto Stock Exchange ("TSE");
(v) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Veritas from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Veritas.

     2.4 CAPITALIZATION. The authorized capital stock of Veritas consists of an unlimited number of Veritas Common Shares, no par value, and an unlimited number of First Preferred Shares, no par value, and Second Preferred Shares, no par value (collectively, the "Veritas Preferred Shares"). At the close of business on April 30, 1996, 8,689,952 Veritas Common Shares were issued and outstanding, and no Veritas Common Shares were held by Veritas in its treasury. As of April 30, 1996, (i) an aggregate of 544,758 Veritas Common Shares were reserved for issuance pursuant to outstanding Veritas Options granted under the Veritas Option Plan and (ii) an aggregate of 100,000 Veritas Common Shares were reserved for issuance pursuant to the Veritas Employee Share Purchase Plan. Prior to the date hereof, all of the Veritas Options have vested in accordance with their terms, without regard to the transactions contemplated hereby. No Veritas Preferred Shares are issued or outstanding. All issued and outstanding Veritas Common Shares have been duly authorized, validly issued and are fully paid and non-assessable.

     2.5 SECURITIES REPORTS AND FINANCIAL STATEMENTS. Veritas has filed all forms, reports and documents with the Commissions required to be filed by it pursuant to relevant Canadian securities statutes, regulations, policies and rules (collectively, the "Veritas Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the Veritas Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Veritas contained in the Veritas Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant Canadian securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Veritas and its consolidated Veritas Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change



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in Veritas' accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

     2.6 LIABILITIES. Veritas and the Veritas Subsidiaries do not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, other than those (i) disclosed in the Veritas Securities Reports, (ii) set forth in the Veritas Disclosure Letter or (iii) incurred in the ordinary course of business since October 31, 1995.

     2.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Veritas for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Form S-3) will, at the time the Joint Proxy Statement is mailed to the shareholders and optionholders of Veritas and at the time of the Veritas Meetings (and, if filed, at the time the Form S-3 is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable Canadian securities laws and the rules and regulations promulgated thereunder.

     2.8 NO DEFAULTS. Neither Veritas nor any Veritas Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) its charter documents or bylaws; (ii) any judgment, decree or order applicable to it; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, material contract, agreement, lease, license or other instrument to which Veritas or any Veritas Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (iii) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Veritas.

     2.9 LITIGATION; INVESTIGATIONS. There is no claim, action, suit or proceeding pending or, to the knowledge of Veritas, threatened, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on Veritas, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Veritas or any of the Veritas Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of Veritas, threatened, against Veritas or any of the Veritas Subsidiaries before any Governmental Entity.

     2.10 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in the Veritas Disclosure Letter, other than as a result of the transactions contemplated by this Agreement, since October 31, 1995, there has not been:

     (a) Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Veritas or the Veritas Subsidiaries;




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     (b)   Property Damage.  Any material damage, destruction, or loss to the business or properties of Veritas or the Veritas Subsidiaries (whether or not covered by insurance);

     (c) Dividends or Redemptions. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Veritas, or any direct or indirect redemption, purchase or any other acquisition by Veritas of any such stock;

     (d) Capitalization Change. Any change in the capital stock or in the number of shares or classes of Veritas' authorized or outstanding capital stock as described in Section 2.4 (other than as a result of exercises of currently outstanding Veritas Options or acquisitions of shares under currently existing rights under the Veritas Employee Share Purchase Plan);

     (e) Labor Matters. Any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of Veritas or any Veritas Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

     (f) Other Material Changes. Any other event or condition known to Veritas particularly pertaining to and adversely affecting the operations, assets or business of Veritas or the Veritas Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on Veritas.

     2.11 ADDITIONAL VERITAS INFORMATION. The Veritas Disclosure Letter contains true, complete and correct lists of the following items with respect to Veritas and the Veritas Subsidiaries, and Veritas agrees that upon the request of Digicon, it will furnish to Digicon true, complete and correct copies of any documents referred to in such lists:

     (a) Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, with a description of the nature and amount of any Encumbrance thereon;

     (b) Insurance. All insurance policies or bonds currently maintained, including title insurance policies, including those covering properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

     (c) Material Contracts. All contracts which involve, or may involve, aggregate payments by any party thereto of $500,000 or more, which are to be performed in whole or in part after the Effective Time;

     (d) Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any Governmental Entity and all tax determination letters that have been received with respect to such plans;

     (e) Employee Agreements. Any collective bargaining agreements with any labor union or other representative of employees, including amendments, supplements, and all employment and consulting agreements;

     (f) Patents. All patents, trademarks, copyrights and other material intellectual property rights owned, licensed or used;

     (g) Trade Names. All trade names and fictitious names used or held, whether and where such names are registered and where used;

     (h) Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements relating thereto or with respect to collateral securing the same; and

     (i) Guaranties. All indebtedness, liabilities and commitments of others and as to which it is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party.

     2.12 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Veritas or the Veritas Subsidiaries under any Veritas Plan (as hereinafter defined) or otherwise, (ii) materially increase any benefits otherwise payable under any Veritas Plan or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.13 EMPLOYEE BENEFIT PLANS. Except for health insurance, vacation, severance and similar plans which are set forth in the Veritas Disclosure Letter ("Veritas Plans"), there are no employee benefits plans covering active, former or retired employees of Veritas and the Veritas Subsidiaries. Each Veritas Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations. No Veritas Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no Veritas Plan is intended to be qualified under Section 401(a) of the Code.

     2.14 INTELLECTUAL PROPERTY. Veritas or the Veritas Subsidiaries owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Veritas Intellectual

Property") that are either material to the business of Veritas or any Veritas Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by Veritas or the Veritas Subsidiaries, including all such intellectual property listed in the Veritas Disclosure Letter. The Veritas Intellectual Property is owned or licensed by Veritas or the Veritas Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in the Veritas Disclosure Letter. Except as otherwise indicated in such letter or in the ordinary course of business, neither Veritas nor the Veritas Subsidiaries has granted to any other person any license to use any Veritas Intellectual Property. Neither Veritas nor the Veritas Subsidiaries has received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Veritas or the Veritas Subsidiaries of the Veritas Intellectual Property.

     2.15 TITLE TO PROPERTIES. Except for goods and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Veritas has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in its October 31, 1995 financial statements, free and clear of any Encumbrance, except (i) Encumbrances reflected in the balance sheet of Veritas dated October 31, 1995,
(ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Veritas or any Veritas Subsidiary leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Veritas or any Veritas Subsidiary and in respect to which Veritas or a Veritas Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of Veritas and the Veritas Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of Veritas and the Veritas Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

     2.16  ENVIRONMENTAL MATTERS.  Except as set forth in the Veritas Disclosure
Letter:

     (a) Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned or leased by Veritas or the Veritas Subsidiaries that could result in a Material Adverse Effect on Veritas;

     (b) Permits, etc. Veritas and the Veritas Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

     (c) Compliance. Veritas' and the Veritas Subsidiaries' operations and use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.) the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C.
Section 2701 et seq.) and analogous, Canadian, foreign, provincial, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Veritas;

     (d) Past Compliance. None of the operations or assets of Veritas or the Veritas Subsidiaries has ever been conducted or used by Veritas or the Veritas Subsidiaries in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Veritas;

     (e) Environmental Claims. No notice has been served on Veritas or any Veritas Subsidiaries from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on Veritas;

     (f) Renewals. Veritas does not know of any reason it or Digicon would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Veritas' or the Veritas Subsidiaries' assets for their current purposes and uses; and

     (g) Asbestos and PCBs. No asbestos or polychlorinated biphenyls ("PCBs") are currently being used or have ever been used by Veritas or the Veritas Subsidiaries in their operations or on their properties.

     2.17 COMPLIANCE WITH OTHER LAWS. Except as set forth in the Veritas Disclosure Letter, neither Veritas nor any Veritas Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any

Governmental Entity, except for violations which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on Veritas.

     2.18 TAXES. Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on Veritas, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Veritas and each of the Veritas Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Veritas or a Veritas Subsidiary; and the tax provision reflected in Veritas' financial statements as of October 31, 1995, is adequate, in accordance with Canadian generally accepted accounting principles, to cover liabilities of Veritas and the Veritas Subsidiaries at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Veritas and the Veritas Subsidiaries or their assets or businesses. No waiver of any statute of limitations executed by Veritas or a Veritas Subsidiary with respect to any tax is in effect for any period. Except as set forth in the Veritas Disclosure Letter, Veritas has not received any notice of reassessment from Revenue Canada. There are no tax liens on any assets of Veritas or the Veritas Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on Veritas.

     2.19 VOTE REQUIRED. Except as may be provided in the Interim Order, at the Veritas Meetings at which quorums are present, (i) the affirmative vote of the holders of two-thirds of the Veritas Common Shares present is required and (ii) the affirmative vote of two-thirds of the Veritas Options present is required, in each case, to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby.

     2.20 POOLING MATTERS. Neither Veritas nor any of its affiliates has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by Digicon or any of its affiliates, would prevent Digicon from accounting for the business combination to be effected by the Arrangement as a pooling of interests.

     2.21 BROKERS AND FINDERS. Other than Rauscher Pierce Refsnes, Inc. in accordance with the terms of its engagement letter in its final form, a copy of which has previously been provided to Digicon, none of Veritas or any of the Veritas Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

     2.22 DISCLOSURE. No representation or warranty made by Veritas in this Agreement, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by Veritas or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     2.23 FAIRNESS OPINION. Veritas' board of directors has received a written opinion from Rauscher Pierce Refsnes, Inc. that the Exchange Ratio is fair to Veritas' shareholders from a financial point of view.

     2.24 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Veritas or any Veritas Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Veritas or any Veritas Subsidiary, any acquisition of property by Veritas or any Veritas Subsidiary or the conduct of business by Veritas or any Veritas Subsidiary as currently conducted.

     2.25 BOOKS AND RECORDS. The books, records and accounts of Veritas and the Veritas Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Veritas and the Veritas Subsidiaries and (c) accurately and fairly reflect the basis for the Veritas financial statements. Veritas has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

                                 ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF DIGICON

     Except as set forth in a letter dated the date of this Agreement and delivered by Digicon to Veritas concurrently herewith (the "Digicon Disclosure Letter"), Digicon hereby represents and warrants to Veritas that:

     3.1 ORGANIZATION AND STANDING. Digicon and each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by Digicon (the "Digicon Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Digicon. The Digicon Disclosure Letter sets forth a complete list of the Digicon Subsidiaries, the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by Digicon or another Digicon Subsidiary (and a description of any Encumbrance on such stock or other ownership interest) and a complete list of each jurisdiction in which each of Digicon and each Digicon Subsidiary is duly qualified and in good standing to do business.

     3.2   AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS.   Digicon
has all requisite corporate power and authority to enter into this Agreement and, subject to approval of Digicon's stockholders as provided in this Agreement, to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Digicon and, subject to approval of Digicon's stockholders as provided in this Agreement, the consummation by Digicon of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Digicon. This Agreement has been duly executed and delivered by Digicon and is the valid and binding obligation of Digicon, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Neither the execution, delivery and performance of this Agreement or the Arrangement by Digicon, nor the consummation of the transactions contemplated hereby or thereby by Digicon nor compliance with the provisions hereof or thereof by Digicon will: (i) conflict with, or result in any violations of, the certificate of incorporation or bylaws of Digicon or any equivalent document of any of the Digicon Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of Digicon or any of the Digicon Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Digicon or any of the Digicon Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Digicon. Without limiting the generality of the foregoing, upon the consummation of the Arrangement, except as contemplated by Section 5.1(1) hereof, no person or group of persons shall have any right, contingent or otherwise, to elect, designate or appoint any director of Digicon and no person or group of persons shall have any right, contingent or otherwise that is inconsistent with the provisions of Section 5.1(l).

     3.3 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by Digicon or any of the Digicon Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the mailing to stockholders of Digicon of the Joint Proxy Statement relating to the Digicon Stockholders Meeting, (ii) the furnishing to the SEC of SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the ASE or the TSE; (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Digicon from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Digicon.

     3.4 CAPITALIZATION. The authorized capital stock of Digicon consists of 20,000,000 common shares, $.01 par value ("Digicon Common Stock," which term shall include for all purposes of this Agreement the related preferred share purchase rights issuable under that certain "Rights Agreement" dated as of March 15, 1996, between Digicon and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent) and 1,000,000 shares of preferred stock, par value $.01 per share ("Digicon Preferred Stock"). As of April 30, 1996, there were 11,123,422 shares of Digicon Common Stock outstanding, and 1,356,401 shares of Digicon Common Stock were reserved for issuance upon the exercise of stock options outstanding under Digicon's stock option plans and upon the exercise of outstanding warrants; at the same date, no shares of Digicon Preferred Stock were outstanding and 250,000 shares had been designated as Class A Preferred Stock and reserved for issuance pursuant to the Rights Agreement.

     3.5 SECURITIES REPORTS AND FINANCIAL STATEMENTS. Digicon has filed all forms, reports and documents required to be filed by it by the SEC or pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "Digicon Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the Digicon Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Digicon contained in the Digicon Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Digicon and its consolidated Digicon Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change in Digicon's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto.

     3.6 LIABILITIES. Digicon and the Digicon Subsidiaries do not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, other than those (i) disclosed in the Digicon Securities Reports, (ii) set forth in the Digicon Disclosure Letter or (iii) incurred in the ordinary course of business since July 31, 1995.

     3.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Digicon for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Form S-3) will, at the time the Joint Proxy Statement is mailed to the shareholders of Digicon and at the time of the Digicon Stockholders Meeting (and, if filed, at the time the Form S-3 is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of applicable United States securities laws and the rules and regulations of the SEC.

     3.8 NO DEFAULTS. Neither Digicon nor any Digicon Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) its charter documents or bylaws; (ii) any judgment, decree or order applicable to it; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, material contract, agreement, lease, license or other instrument to which Digicon or any Digicon Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (iii) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Digicon.

     3.9 LITIGATION; INVESTIGATIONS. There is no claim, action, suit or proceeding pending or, to the knowledge of Digicon, threatened, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on Digicon, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Digicon or any of the Digicon Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of Digicon, threatened, against Digicon or any of the Digicon Subsidiaries before any Governmental Entity.

     3.10 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in the Digicon Disclosure Letter, other than as a result of the transactions contemplated by this Agreement, since July 31, 1995, there has not been:

     (a) Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Digicon or the Digicon Subsidiaries;

     (b) Property Damage. Any material damage, destruction, or loss to the business or properties of Digicon or the Digicon Subsidiaries (whether or not covered by insurance);

     (c) Dividends or Redemptions. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Digicon, or any direct or indirect redemption, purchase or any other acquisition by Digicon of any such stock;

     (d) Capitalization Change. Any change in the capital stock or in the number of shares or classes of Digicon's authorized or outstanding capital stock as described in Section 3.4 (other than as a result of exercises currently outstanding options or warrants to purchase Digicon Common Stock);

     (e) Labor Matters. Any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of Digicon or any Digicon Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

     (f) Other Material Changes. Any other event or condition known to Digicon particularly pertaining to and adversely affecting the operations, assets or business of Digicon or the Digicon Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on Digicon.

     3.11 ADDITIONAL DIGICON INFORMATION. The Digicon Disclosure Letter contains true, complete and correct lists of the following items with respect to Digicon and the Digicon Subsidiaries, and Digicon agrees that upon the request of Veritas, it will furnish to Veritas true, complete and correct copies of any documents referred to in such lists:

     (a) Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, with a description of the nature and amount of any Encumbrance thereon;

     (b) Insurance. All insurance policies or bonds currently maintained, including title insurance policies, including those covering properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

     (c) Material Contracts. All contracts which involve, or may involve, aggregate payments by any party thereto of $500,000 or more, which are to be performed in whole or in part after the Effective Time;

     (d) Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any Governmental Entity and all tax determination letters that have been received with respect to such plans;

     (e) Employee Agreements. Any collective bargaining agreements with any labor union or other representative of employees, including amendments, supplements, and all employment and consulting agreements;

     (f) Patents. All patents, trademarks, copyrights and other material intellectual property rights owned, licensed or used;

     (g) Trade Names. All trade names and fictitious names used or held, whether and where such names are registered and where used;

     (h) Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements relating thereto or with respect to collateral securing the same; and

     (i) Guaranties. All indebtedness, liabilities and commitments of others and as to which it is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party.

     3.12 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Digicon or the Digicon Subsidiaries under any Digicon Plan (as hereinafter defined) or otherwise (ii) materially increase any benefits otherwise payable under any Digicon Plan or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.13 EMPLOYEE BENEFIT PLANS. All employee benefits plans covering active, former or retired employees of Digicon and the Digicon Subsidiaries are listed in the Digicon Disclosure Letter (the "Digicon Plans"). Digicon has made available to Veritas a copy of each Digicon Plan, any related trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, and: (i) each Digicon Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (ii) all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (iii) each Digicon Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (iv) to the extent applicable, the Digicon Plans comply, in all material respects, with the requirements of ERISA, and the Code, and any Digicon Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (v) no Digicon Plan is covered by Title IV of ERISA or Section 412 of the Code; (vi) there are no pending or anticipated material claims against or otherwise involving any of the Digicon Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Digicon Plan activities) has been brought against or with respect to any Digicon Plan; (vii) all material contributions, reserves or premium payments, required to be made as of the date hereof to the Digicon Plans have been made or provided for; (viii) neither Digicon nor any Digicon Subsidiary has incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Digicon, any Digicon Subsidiary or any entity which is considered one employer with Digicon under Section 4001 of ERISA; (ix) neither Digicon nor any Digicon Subsidiary has incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; and (x) neither Digicon nor any Digicon Subsidiary has any obligations for retiree health and life benefits under any Digicon Plan, except as set forth on the Digicon Disclosure Letter and there are no restrictions on the rights of Digicon or the Digicon Subsidiaries to amend or terminate any such Digicon Plan without incurring any liability thereunder.

     3.14 INTELLECTUAL PROPERTY. Digicon or the Digicon Subsidiaries owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Digicon Intellectual Property") that are either material to the business of Digicon or any Digicon Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by Digicon or the Digicon Subsidiaries, including all such intellectual property listed in the Digicon Disclosure Letter. The Digicon Intellectual Property is owned or licensed by Digicon or the Digicon Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in the Digicon Disclosure Letter. Except as otherwise indicated in such letter or in the ordinary course of business, neither Digicon nor the Digicon Subsidiaries has granted to any other person any license to use any Digicon Intellectual Property. Neither Digicon nor the Digicon Subsidiaries has received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Digicon or the Digicon Subsidiaries of the Digicon Intellectual Property.

     3.15 TITLE TO PROPERTIES. Except for goods and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Digicon has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in its July 31, 1995 financial statements, free and clear of any Encumbrance, except (i) Encumbrances reflected in the balance sheet of Digicon dated July 31, 1995,
(ii) liens for current taxes not yet due and payable, and

(iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Digicon or any Digicon Subsidiary leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Digicon or any Digicon Subsidiary and in respect to which Digicon or a Digicon Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of Digicon and the Digicon Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of Digicon and the Digicon Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

     3.16  ENVIRONMENTAL MATTERS.  Except as set forth in the Digicon Disclosure
Letter:

     (a) Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned or leased by Digicon or the Digicon Subsidiaries that could result in a Material Adverse Effect on Digicon.

     (b) Permits, etc. Digicon and the Digicon Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder.

     (c) Compliance. Digicon's and the Digicon Subsidiaries' operations and use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Digicon.

     (d) Past Compliance. None of the operations or assets of Digicon or the Digicon Subsidiaries has ever been conducted or used by Digicon or the Digicon Subsidiaries in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Digicon.

     (e) Environmental Claims. No notice has been served on Digicon or any Digicon Subsidiaries from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on Digicon.

     (f) Renewals. Digicon does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Digicon's or the Digicon Subsidiaries' assets for their current purposes and uses.

     (g) Asbestos and PCBs. No asbestos or PCBs are currently being used or have ever been used by Digicon or the Digicon Subsidiaries in their operations or on their properties.

     3.17 COMPLIANCE WITH OTHER LAWS. Except as set forth in the Digicon Disclosure Letter, neither Digicon nor any Digicon Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on Digicon.

     3.18 TAXES. Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on Digicon, proper and accurate federal, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Digicon and each of the Digicon Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Digicon or a Digicon Subsidiary; and the tax provision reflected in Digicon's financial statements as of July 31, 1995, is adequate, in accordance with United States generally accepted accounting principles, to cover liabilities of Digicon and the Digicon Subsidiaries at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Digicon and the Digicon Subsidiaries or their assets or businesses. No waiver of any statute of limitations executed by Digicon or a Digicon Subsidiary with respect to any tax is in effect for any period. The income tax returns of Digicon and the Digicon Subsidiaries have never been examined by the Internal Revenue Service. There are no tax liens on any assets of Digicon or the Digicon Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on Digicon.

     3.19 VOTE REQUIRED. At a stockholders meeting at which a quorum is present, (i) the affirmative vote of the holders of a majority of the outstanding shares of Digicon Common Stock present at the meeting is required to approve the issuance of the Digicon Common Stock pursuant to this Agreement upon exchange of the Exchangeable Shares and (ii) the affirmative vote of the holders of a majority of the issued and outstanding shares of Digicon Common Stock is necessary to approve the Digicon Restated Charter.

     3.20 POOLING MATTERS. Neither Digicon nor any of its affiliates has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by Veritas or any of its affiliates, would prevent Veritas from accounting for the business combination to be effected by the Arrangement as a pooling of interests.

     3.21 BROKERS AND FINDERS. Other than PaineWebber Incorporated in accordance with the terms of its engagement letter in its final form, a copy of which has previously been provided to Veritas, none of Digicon or any of the Digicon Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

     3.22 DISCLOSURE. No representation or warranty made by Digicon in this Agreement, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by Digicon or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     3.23 FAIRNESS OPINION. Digicon's board of directors has received a written opinion from PaineWebber Incorporated that the Exchange Ratio is fair to Digicon's stockholders from a financial point of view.

     3.24 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Digicon or any Digicon Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Digicon or any Digicon Subsidiary, any acquisition of property by Digicon or any Digicon Subsidiary or the conduct of business by Digicon or any Digicon Subsidiary as currently conducted.

     3.25 BOOKS AND RECORDS. The books, records and accounts of Digicon and the Digicon Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Digicon and the Digicon Subsidiaries and (c) accurately and fairly reflect the basis for the Digicon financial statements. Digicon has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

                                 ARTICLE IV
                       OBLIGATIONS PENDING EFFECTIVE DATE

     4.1 AGREEMENTS OF DIGICON AND VERITAS. Digicon and Veritas agree to take the following actions after the date hereof:

     (a) Regulatory Approvals. Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its commercially reasonable efforts to promptly obtain such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make all required filings with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-merger notification report under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada).

     (b) Access to Information. Each party will allow the other and its agents reasonable access to the files, books, records and offices of the other and the other's subsidiaries, including, without limitation, any and all information relating to such party's tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants.

     (c) Joint Proxy Statement. Digicon and Veritas shall cooperate in the preparation and prompt filing of the Joint Proxy Statement (and, if required, the Form S-3) with the SEC;

     (d) Notice of Material Developments. Each of Digicon and Veritas will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) of any Material Adverse Effect on such party and (iii) of any breach by such party of any covenant or agreement contained in this Agreement; and

     (e) Satisfaction of Conditions Precedent. During the term of this Agreement, each of Digicon and Veritas will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article V hereof, and each of Digicon and Veritas will use its commercially reasonable efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated.

     4.2 ADDITIONAL AGREEMENTS OF VERITAS. Veritas agrees that from the date hereof to the Effective Date, it will, and will cause each of the Veritas Subsidiaries to:

     (a) Operate in Ordinary Course. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it;

     (b) Maintenance of Properties. Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

     (c) Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

     (d) Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

     (e) Employment Matters. Not (i) enter into any contracts of employment which (1) cannot be terminated on notice of 14 days or less or (2) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law or (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with applicable law or as contemplated by this Agreement;

     (f) Prohibition of Certain Loans. Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by Digicon;

     (g) Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $500,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or
(iii) as is otherwise agreed to in writing by Digicon;

     (h) Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business, (ii) as may be reasonably required in connection with borrowings under Section 4.2(f), or
(iii) as is otherwise agreed to in writing by Digicon;

     (i) Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

     (j) No Amendment to Charter Documents, etc. Except as otherwise provided in this Agreement, not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

     (k) No Issuance, Sale, or Purchase of Securities. Except as otherwise provided in this Agreement, not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

     (l) Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

     (m) Supplemental Financial Statements. Deliver to Digicon, within 45 days after the end of each fiscal quarter of Veritas beginning April 30, 1996, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of Veritas, and as of the corresponding fiscal quarter of the previous fiscal year. Veritas hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of Veritas as at the dates indicated and the results of operations for the respective periods indicated, (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which Veritas considers necessary for a fair presentation of its results for each respective fiscal period; and

     (n)   Exclusivity; Acquisition Proposals.  Unless and until this
Agreement shall have been terminated by either party pursuant to Article VI hereof, it shall not (and it shall use its best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause to take (or cause any of the Veritas Subsidiaries to take), directly of indirectly, any of the following actions with any party other than Digicon and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by arrangement, amalgamation, merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"), (ii) disclose any information not customarily disclosed to any person concerning its business or properties or afford to any person or entity access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement relating to an Acquisition Transaction, plan of reorganization, or other agreement calling for the sale of all or any significant part of its business and properties; or
(iv), except as required by law, make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Arrangement.

     4.3 ADDITIONAL AGREEMENTS OF DIGICON. Digicon agrees that from the date hereof to the Effective Date, it will, and will cause each of the Digicon Subsidiaries to:

     (a) Operate in Ordinary Course. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it;

     (b) Maintenance of Properties. Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

     (c) Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

     (d) Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

     (e) Employment Matters. Not (i) enter into any contracts of employment which (1) cannot be terminated on notice of 14 days or less or (2) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law or (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with this Agreement or applicable law;

     (f) Prohibition of Certain Loans. Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by Veritas;

     (g) Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $500,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or (iii) as is otherwise agreed to in writing by Veritas;

     (h) Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business, (ii) as may be reasonably required in connection with borrowings under Section 4.3(f), or
(iii) as is otherwise agreed to in writing by Veritas;

     (i) Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

     (j) No Amendment to Charter Documents, etc. Except as otherwise provided in this Agreement, not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

     (k) No Issuance, Sale, or Purchase of Securities. Except as otherwise provided in this Agreement, not issue or sell (except upon the exercise of outstanding options or warrants), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

     (l) Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

     (m) Supplemental Financial Statements. Deliver to Veritas, within 45 days after the end of each fiscal quarter of Digicon beginning April 30, 1996, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of Digicon, and as of the corresponding fiscal quarter of the previous fiscal year. Digicon hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of Digicon as at the dates indicated and the results of operations for the respective periods indicated, (iii) shall have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which Digicon considers necessary for a fair presentation of its results for each respective fiscal period;

     (n) Exclusivity; Acquisition Proposals. Unless and until this Agreement shall have been terminated by either party pursuant to Article VI hereof, it shall not (and it shall use its best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause to take (or cause any of the Digicon Subsidiaries to take), directly of indirectly, any of the following actions with any party other than Veritas and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any Acquisition Transaction, (ii) disclose any information not customarily disclosed to any person concerning its business or properties or afford to any person or entity access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement relating to an Acquisition Transaction, plan of reorganization, or other agreement calling for the sale of all or any significant part of its business and properties; or (iv) except as may be required by law, make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Arrangement; and

     (o) Listings. Use its commercially reasonable efforts to cause (i) the shares of Digicon Common Stock to be listed upon the Closing on the NYSE and the TSE and (ii) with the cooperation and assistance of Veritas, the Exchangeable Shares to be listed on a mutually acceptable Canadian stock exchange.

                                  ARTICLE V
                      CONDITIONS PRECEDENT TO OBLIGATIONS

     5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF VERITAS. The obligations of Veritas to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Veritas in the manner contemplated by this Agreement before the Effective Date:

     (a) Representations and Warranties of Digicon True at Effective Date. The representations and warranties of Digicon herein contained to the extent qualified as to materiality shall be accurate in all respects, and to the extent not so qualified shall be accurate in all material respects at the Effective Date, with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Digicon shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by Digicon before the Effective Date; and Digicon shall have delivered to Veritas a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary, to both such effects;

     (b) Opinion of Digicon Counsel. Veritas shall have received opinions, dated as of the Effective Date, from Porter & Hedges, L.L.P., United States counsel for Digicon, and from Burnet, Duckworth & Palmer, Canadian counsel for Digicon in form and substance satisfactory to Veritas;

     (c) Consents of Certain Parties in Privity with Digicon. Veritas shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all material contracts and leases of Digicon and for Digicon to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on Digicon;

     (d) Shareholder Approval. This Agreement, the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Veritas shareholders and optionholders in accordance with applicable law and Veritas' articles of amalgamation and bylaws, and Veritas shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the Veritas Common Shares of their intention to exercise their rights of dissent under section 184 of the ABCA;

     (e) Digicon Approvals. The issuance of Digicon Common Stock from time to time upon the exchange of the Exchangeable Shares shall have been approved by the Digicon stockholders in accordance with the rules of the ASE, with applicable law and Digicon's certificate of incorporation and bylaws, and the Digicon stockholders shall have approved the other proposals described in
Section 7.1 hereof;

     (f) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or United States federal, provincial or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

     (g) Tax Opinion. Veritas shall have received an opinion in form and substance satisfactory to Veritas of Felesky Flynn, tax counsel for Veritas, to the effect that the Arrangement will be generally treated for Canadian federal income tax purposes as a reorganization of capital for those Veritas shareholders who hold their Veritas Common Shares as capital property for purposes of the ITA;

     (h) Pooling Matters. Veritas shall have received from Deloitte & Touche and Price Waterhouse an opinion, in form and substance satisfactory to Veritas and Digicon, that the Arrangement will be treated as a "pooling of interests" for accounting purposes. In addition, no event shall have occurred which would establish with reasonable certainty that the Arrangement will not be treated as a "pooling of interests" for accounting purposes;

     (i) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance satisfactory to Digicon and Veritas (such approvals not to be unreasonably withheld or delayed by Digicon or Veritas) and reflecting the terms hereof;

     (j) Commissions, etc. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Veritas or Digicon. Digicon and Veritas shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties;

     (k) SEC Filings. The Form S-3, if filed, shall have been declared effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions;

     (l) Election of Digicon Board and Nominating Committee. At or prior to the Effective Time, (i) such number of directors of Digicon shall resign or be removed such that there shall be no more than six directors of Digicon ("Digicon Designees") serving in such a capacity, (ii) the size of the board of directors of Digicon shall be increased so that it shall initially consist of ten directors and (iii) a nominating committee (the "Nominating Committee") will be created. At the Effective Time, four individuals designated by Veritas (the "Veritas Designees") shall be elected to the board of directors of Digicon. The Nominating Committee (i) shall consist initially of two outside directors who are Veritas Designees and two outside directors who are Digicon Designees, (ii) shall take action by the vote of a majority of its authorized number of members and (iii) shall nominate directors for election for not less than the two annual stockholder meetings of Digicon (or special meetings in lieu thereof) following the Closing. Any member of the Nominating Committee who ceases to be such a member (whether by reason of resignation from the Nominating Committee or death, disability, removal or resignation as a director or otherwise) shall be promptly replaced with a Digicon director designated by a majority of the Veritas Designees or the Digicon Designees, as applicable. Digicon shall put forth those individuals nominated by the Nominating Committee for election to its board of directors and will solicit proxies for its stockholder's meetings in favor of the election of each such individual.

     (m) Redemption of Rights. Digicon shall have given a binding notice of redemption of the Rights (as therein defined) under the Rights Agreement in accordance with Section 23 of the Rights Agreement, and shall have taken any other action required under the Rights Agreement and applicable law such that the only right at the Effective Time and thereafter of the holders of Rights shall be to receive the Redemption Price (as defined in the Rights Agreement) for each Right so held.

     (n) Chief Executive Officer. The board of directors of Digicon shall have taken such action as may be necessary in the reasonable opinion of Veritas to confer upon David B. Robson ("Robson") at the Effective Date the positions and titles of Chairman of the Board and Chief Executive Officer of Digicon;

     (o) Listings. The Digicon Common Stock shall have been approved for listing on the TSE, and the Exchangeable Shares shall be listed on a reasonably acceptable Canadian stock exchange, in each case subject to notice of issuance; and

     (p) Certificates and Resolutions. Veritas shall have received such other certificates and resolutions of Digicon as may be reasonably required in connection with the consummation of this Agreement.

     5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF DIGICON. The obligations of Digicon to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Digicon in the manner contemplated by this Agreement before the Effective Date:

     (a) Representations and Warranties of Veritas True at Effective Date. The representations and warranties of Veritas herein contained to the extent qualified as to materiality shall be accurate in all respects, and to the extent not so qualified shall be accurate in all material respects at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Veritas shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by Veritas before the Effective Date; and Veritas shall have delivered to Digicon a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary, to both such effects;

     (b) Opinion of Veritas Counsel. Digicon shall have received opinions, dated as of the Effective Date, from Vinson & Elkins, L.L.P., United States counsel to Veritas, and Bennett Jones Verchere, Canadian counsel to Veritas, in form and substance satisfactory to Digicon;

     (c) Consents of Certain Parties in Privity with Veritas. Digicon shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all material contracts and leases of Veritas and for Veritas to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on Veritas;

     (d) Stockholder Approval. The issuance of Digicon Common Stock from time to time upon the exchange of the Exchangeable Shares and the other proposals described in Section 7.1 shall have been approved by the Digicon stockholders in accordance with the rules of the ASE, applicable law and Digicon's certificate of incorporation and bylaws;

     (e) Veritas Approvals. This Agreement and the Arrangement shall have been approved and adopted by the Veritas shareholders and optionholders in accordance with applicable law and Veritas' articles of amalgamation and bylaws, and Veritas shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the Veritas Common Shares of their intention to exercise their rights of dissent under Section 184 of the ABCA. In addition, the Veritas stockholders shall have approved the other proposals described in Section 7.1 hereof;

     (f) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or U.S. federal, provincial or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

     (g) Pooling Matters. Digicon shall have received from Deloitte & Touche and Price Waterhouse an opinion, in form and substance satisfactory to Digicon and Veritas, that the Arrangement will be treated as a "pooling of interests" for accounting purposes. In addition, no event shall have occurred which would establish with reasonable certainty that the Arrangement will not be treated as a "pooling of interests" for accounting purposes;

     (h)   Court Approval.  The Court shall have issued its final order
approving the   Arrangement in form and substance satisfactory to Veritas and
Digicon (such approvals not to be unreasonably withheld or delayed by Veritas or Digicon) and reflecting the terms hereof;

     (i) Commissions, etc. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Digicon or Veritas. Veritas and Digicon shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties;

     (j) SEC Filings. The Form S-3, if filed, shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop-order and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions; and

     (k) Certificates and Resolutions. Digicon shall have received such other certificates and resolutions of Veritas as may be reasonably required in connection with the consummation of this Agreement.

                                 ARTICLE VI
                                 TERMINATION

     6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the stockholders of Digicon or Veritas, as follows:

     (a)   by mutual agreement of Veritas and Digicon;

     (b) by Veritas, if there has been a breach by Digicon of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Digicon, or if any representation or warranty of Digicon shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Digicon, and which Digicon fails to cure within 15 business days after written notice thereof from Veritas (except that no cure period shall be provided for a breach by Digicon which by its nature cannot be cured);

     (c) by Digicon, if there has been a breach by Veritas of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Veritas, or if any representation or warranty of Veritas shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Veritas, and which Veritas fails to cure within 15 business days after written notice thereof from Digicon (except that no cure period shall be provided for a breach by Veritas which by its nature cannot be cured);

     (d) by either party if the shareholders of Veritas do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1 hereof) at the Veritas Shareholders Meeting or the stockholders of Digicon do not approve at the Digicon Stockholders Meeting the issuance of Digicon Common Stock issuable upon the exchange of the Exchangeable Shares (and the other matters to be approved at such meeting as provided in Section 7.1 hereof);

     (e) by either party, if all the conditions for Closing the Arrangement shall not have been satisfied or waived on or before 5:00 p.m., Houston, Texas time on September 30, 1996, other than as a result of a breach of this Agreement by the terminating party; or

     (f) by either Digicon or Veritas if any suit, action, or other proceeding shall be pending or threatened by any United States or Canadian federal, provincial or state government before any Governmental Entity, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby.

     6.2   NOTICE OF TERMINATION.  Any termination of this Agreement under
Section 6.1 above will be effective by the delivery of written notice by the terminating party to the other party hereto.

     6.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Veritas or Digicon as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Digicon or Veritas or their respective officers or directors, except that (i) the provisions of the Confidentiality Agreement dated February 27, 1996 shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                                 ARTICLE VII
                            ADDITIONAL AGREEMENTS

     Digicon and Veritas each agree to take the following actions after the execution of this Agreement.

     7.1 MEETINGS. Veritas and Digicon shall each duly call a meeting of its stockholders and/or optionholders, as applicable, to be held within 45 days after the SEC has indicated that it has no further comments on the Joint Proxy Statement for the purpose of (a) in the case of Veritas, voting upon (i) the Plan of Arrangement and the transactions contemplated hereby and thereby, and
(b) in the case of Digicon, voting upon (i) a proposal to approve the issuance of such number of shares of Digicon Common Stock as are necessary to consummate the Arrangement, (ii) a proposal that upon the Effective Date the corporate name of Digicon shall be changed to "Veritas DGC Inc.," (iii) a proposal to adopt the Digicon Restated Charter and effect the reclassification of the currently outstanding shares of Digicon Common Stock and (iv) such other matters relating to the Arrangement, if any, as shall be legally required in the reasonable opinion of Digicon; and each shall, through its board of directors, recommend to their stockholders approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings.

     7.2 THE CLOSING. Subject to the termination of this Agreement as provided in Article VI, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Bennett Jones Verchere, Calgary, Alberta, Canada on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the fifth business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by Veritas and Digicon. Concurrently with the Closing, the Plan of Arrangement will be filed with the Registrar under the ABCA.

     7.3   ANCILLARY DOCUMENTS/RESERVATION OF SHARES.

     (a) Provided all other conditions of this Agreement have been satisfied or waived, Veritas shall, on the Closing Date, file Articles of Arrangement pursuant to Part 15 of the ABCA to give effect to the Plan of Arrangement, such Articles of Arrangement to contain share conditions for Exchangeable Shares substantially in the form of those contained in EXHIBIT A hereto.

     (b)   On the Effective Date:

     (i) Digicon shall execute and deliver a Support Agreement containing the terms and conditions set forth in EXHIBIT D hereto, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably;

     (ii) Digicon, Veritas and a Canadian trust company to be mutually agreeable to Digicon and Veritas, acting reasonably, shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in EXHIBIT E hereto, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

     (iii) Digicon shall file with the Secretary of State of Delaware a Restated Certificate of Incorporation which shall be in substantially the form set forth in EXHIBIT B hereto.

     (c) On or before the Effective Date, Digicon will reserve for issuance such number of shares of Digicon Common Stock as shall be necessary to give effect to the exchanges and assumptions or exchanges of options contemplated hereby.

     7.4 EXCHANGE OF OPTIONS. Promptly after the Effective Time, Digicon will notify in writing each holder of a Veritas Option of the exchange of such Veritas Option for a option to purchase Digicon Common Stock in accordance with
Section 1.1(j) hereof.

     7.5   INDEMNIFICATION AND RELATED MATTERS.

     (a) Digicon agrees that all rights to indemnification existing in favor of the present or former directors and officers of Veritas (as such) or any of the Veritas Subsidiaries or present or former directors and officers (as such) of Veritas or any of the Veritas Subsidiaries serving or who served at Veritas' or any of the Veritas Subsidiaries' request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in Veritas' charter or bylaws or similar documents of any of the Veritas Subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification for a period of not less than the statutes of limitations applicable to such matters.

     (b)   From and after the Effective Time, Digicon shall and shall cause
Veritas to indemnify and hold   harmless to the fullest extent permitted under
the ABCA, each director and officer of Veritas or any Veritas Subsidiary including, without limitation, officers and directors, serving on or prior to the date hereof against any costs and expenses (including reasonable attorney's fees on a solicitor and his own client basis), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, in connection with any claim, action, suit, proceeding or investigation relating to any of the transactions contemplated hereby or the Arrangement. In the event of any such claim, action, suit, proceeding or investigation, Digicon shall cause Veritas to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA.
Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any indemnified parties, (i) the indemnified parties may retain counsel reasonably satisfactory to Digicon and, subject to limitations imposed by the ABCA, Veritas shall (or Digicon shall cause Veritas to) pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received; and (ii) Digicon will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither Veritas nor Digicon shall be liable for any settlement effected without its prior written consent. Any indemnified party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Digicon (but the failure to so notify shall not relieve a party from any liability which it may have under this section except to the extent such failure prejudices such party). The indemnified parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties, in which event such additional counsel may be required to be retained by the indemnified parties.

     (c) Subject to limitations imposed by the ABCA, Veritas shall (or Digicon shall cause Veritas to) pay all expenses, including attorney's fees on a solicitor and his own client basis, as the same may be incurred by any indemnified parties in any action by any indemnified party or parties seeking to enforce the indemnity or other obligations provided for in this section; provided, however, that Veritas will be entitled to reimbursement for any advances made under this section to any indemnified party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the indemnified party to reimburse all amounts advanced if such action ultimately proves unsuccessful.

     (d) This section, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

     7.6   AFFILIATE AGREEMENTS.

     (a) To ensure that the Arrangement will be accounted for as a "pooling of interests" and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC and the Securities Act, Veritas' Affiliates have concurrently signed and delivered to Digicon the Veritas affiliate agreements in the form of EXHIBIT F. The identity of all such Veritas Affiliates is set forth on such exhibit. For purposes of this Agreement, an "Affiliate" shall have the meaning referred to in Rule 145 under the Securities Act.

     (b) To ensure that the Arrangement will be accounted for as a "pooling of interests" Digicon's Affiliates have concurrently signed and delivered to Digicon the Digicon Affiliate Agreements in the form of EXHIBIT G. The identity of all such Digicon Affiliates is set forth on such exhibit.

     7.7   EMPLOYEE MATTERS.   Digicon shall take all actions necessary or
appropriate such that each individual employed by Veritas or a Veritas Subsidiary immediately prior to the Effective Date (a "Veritas Employee") shall have the benefit of all of such employee's accrued benefits under the Veritas Plans from and after the Effective Date. Notwithstanding the foregoing, if any such Veritas Plan is terminated or discontinued on or after the Effective Date, Digicon shall take all actions necessary or appropriate to permit the Veritas Employees to immediately thereafter participate in the comparable employee benefit plan or program, if any, maintained by Digicon or any Digicon Subsidiary for its employees generally (the "Digicon Benefit Plans"); provided, however, that, if Veritas' group health plan is so terminated or discontinued, Digicon shall permit each Veritas Employee and his or her eligible dependents (including, without limitation, all such Veritas Employee's dependents covered by Veritas' group health plan as of the time such coverage ceases) to be covered under a Digicon Benefit Plan that (i) provides medical and any other benefits to the Veritas Employee and such eligible dependents effective immediately upon the cessation of coverage of such individuals under Veritas' group health plan, (ii) credits such Veritas Employee, for the year during which such coverage under such Digicon Benefit Plan begins, with any deductibles and copayments already incurred during such year under Veritas' group health plan, and (iii) waives any preexisting condition restrictions to the extent necessary to provide immediate coverage. Digicon, the Digicon Subsidiaries, and the Digicon Benefit Plans shall recognize each Veritas Employee's years of service and level of seniority with Veritas and the Veritas Subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under the Digicon Benefit Plans (other than benefit accruals under any defined benefit pension plan).

                                ARTICLE VIII
                                MISCELLANEOUS

     8.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Digicon to:
                Digicon Inc.
                3701 Kirby Drive, Suite 960
                Houston, Texas 77098
                Attention: President
                Facsimile No. 713/630-4464


with a copy to  Porter & Hedges, L.L.P.
                700 Louisiana Street
                35th Floor
                Houston, Texas 77002
                Attention: T. William Porter
                Facsimile No. 713/228-1331

and             Burnet, Duckworth & Palmer
                1499-350 7th Avenue S.W.
                Calgary, Alberta
                T2P 3N9
                Attention: Alan R. Twa
                Facsimile No. 403/260-0330

            (b) if to Veritas to:
                Veritas Energy Services, Inc.
                615 Third Avenue S.W.
                Suite 300
                Calgary, Alberta
                T2P 0G6
                Attention: President
                Facsimile No. 403/266-9359


with a copy to  Bennett Jones Verchere
                4500 Bankers Hall East
                855 2nd Street S.W.
                Calgary, Alberta
                T2P 4K7
                Attention: Neil Stevenson
                Facsimile No. 403/265-7219
and             Vinson & Elkins L.L.P.
                2300 First City Tower
                1001 Fannin Street
                Houston, Texas 77002
                Attention: J. Mark Metts
                Facsimile No. 713/758-2346


     8.3 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 MISCELLANEOUS. This Agreement, each of the agreements attached as an exhibit hereto and any other documents referred to herein or contemplated hereby (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder (except as otherwise expressly provided herein and except that Section 7.5 is for the benefit of Veritas' directors and officers,
Section 1.1(j) is for the benefit of holders of Veritas Options, and Section
7.7 is for the benefit of the Veritas Employees (and said sections are intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     8.6 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

     8.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Veritas shareholders or optionholders or the Digicon stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Veritas shareholders or optionholders or the Digicon stockholders without obtaining such further approval.

     8.8 EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

     IN WITNESS WHEREOF, Digicon and Veritas have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.


                                   DIGICON INC.


                                   By: /s/STEPHEN J. LUDLOW
                                      -----------------------------------------
                                   Name:  Stephen J. Ludlow
                                       ----------------------------------------
                                   Title: President and Chief Executive Officer



                                   VERITAS ENERGY SERVICES, INC.


                                   By:  /s/ DAVID B. ROBSON
                                      -----------------------------------------
                                   Name:    David B. Robson
                                        ---------------------------------------
                                   Title:   President


                                   By: /s/  LARRY C. FICHTNER
                                      -----------------------------------------
                                   Name:    Larry C. Fichtner
                                        ---------------------------------------
                                   Title:   Executive Vice President

                                   EXHIBIT A

             PLAN OF ARRANGEMENT AND  EXCHANGEABLE SHARE PROVISIONS

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 186
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"ABCA" means the Business Corporations Act (Alberta), as amended;

"Arrangement" means the arrangement under section 186 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with Section 6.1 hereof or made at the direction of the Court in the Final Order;

"Arrangement Resolution" means the special resolution(s) passed by the holders of the Veritas Common Shares and by the Optionholders at the Meetings;

"ASE" means the American Stock Exchange;

"Automatic Redemption Date" has the meaning attributed thereto in the Exchangeable Share Provisions;

"Average Closing Price" means the average closing price (computed and rounded to the third decimal point) of shares of Digicon Common Stock on the ASE during the 10 trading days ending on the last trading day prior to the Effective Date;

"Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions;

"Class A Preferred Share" means the one authorized Class A Preferred Share of Veritas having the rights, privileges, restrictions and conditions set out in Appendix A annexed hereto;

"Combination Agreement" means the agreement by and among Digicon and Veritas, dated as of May 10, 1996, as the same may be amended and restated, providing for, among other things, the Arrangement;

"Court" means the Court of Queen's Bench of Alberta;

"Depositary" means The R-M Trust Company at its principal office in Calgary, Alberta;

"Digicon" has the meaning attributed thereto in the Exchangeable Share
Provisions;

"Digicon Common Stock" has the meaning attributed thereto in the Exchangeable Share Provisions;

"Dissent Procedures" has the meaning set out in Section 3.1;

"Effective Date" means the date shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement;

"Effective Time" means 12:01 a.m.  on the Effective Date;

"Exchange Ratio" is equal to 0.8 Exchangeable Shares for each Veritas Common Share;

"Exchangeable Share Consideration" shall have the meaning attributed thereto in the Exchangeable Share Provisions;

"Exchangeable Share Price" shall have the meaning attributed thereto in the Exchangeable Share Provisions;

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in Appendix A hereto;

"Exchangeable Shares" means the Exchangeable Shares in the capital  of Veritas;

"Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time;

"Liquidation Call Right" has the meaning attributed thereto in Section  5.1;

"Liquidation Date" has the meaning attributed thereto in the Exchangeable Share Provisions;

"Meetings" means the special meetings of the shareholders of Veritas and of the Optionholders to be held to consider the Arrangement;

"Options" means the various outstanding option agreements held by directors, officers and employees of Veritas to purchase Veritas Common Shares granted pursuant to Veritas' stock option plan;

"Optionholders" means holders of Options;

"Proxy Statement" means the Joint Management Information Circular and Proxy Statement of Veritas and Digicon dated ____________, 1996;

"Redemption Call Purchase Price" has the meaning attributed thereto in Section 5.2;

"Redemption Call Right" has the meaning attributed thereto in Section  5.2;

"Subsidiary" shall have the meaning attributed thereto in the Exchangeable Share Provisions;

"Veritas" means Veritas Energy Services Inc., a corporation existing under the ABCA; and

"Veritas Common Shares" means the common shares in the capital of  Veritas.

1.2 SECTIONS AND HEADINGS. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this

Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

1.3 NUMBER, GENDER AND PERSONS. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

                                   ARTICLE 2
                                  ARRANGEMENT
2.1 ARRANGEMENT. At the Effective Time on the Effective Date, the following reorganization of capital and other transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

        (a) The Articles of Amalgamation of Veritas shall be amended to (i) delete the First Preferred Shares and Second Preferred Shares from the authorized share capital and (ii) authorize an unlimited number of Exchangeable Shares and one Class A Preferred Share.

        (b) Veritas shall issue to Digicon one Class A Preferred Share in consideration of the issuance to Veritas of one share of Digicon Common Stock. The stated capital of the Class A Preferred Share shall be equal to the fair market value, as determined by the board of directors of Veritas, of a share of Digicon Common Stock. No certificate shall be issued in respect of the Class A Preferred Share.

        (c) Each Veritas Common Share (other than Veritas Common
            Shares held by holders who have exercised their rights of dissent in accordance with Section 3.1 hereof and who are ultimately entitled to be paid the fair value for such shares and other than Veritas Common Shares held by Digicon or any Subsidiary thereof) will be exchanged at the Exchange Ratio for a number of Exchangeable Shares, and each such holder thereof will receive that whole number of Exchangeable Shares resulting from the exchange of all such holder's Veritas Common Shares for Exchangeable Shares. In lieu of fractional Exchangeable Shares, each holder of a Veritas Common Share who otherwise would be entitled to receive a fraction of an Exchangeable Share on the exchange of all such holder's Veritas Common Shares shall be paid by Veritas an amount determined as set forth in Section 4.3 hereto.

        (d) Upon the exchange referred to in subsection (c) above, each such holder of a Veritas Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Veritas Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in subsection (c) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

        (e) The aggregate stated capital of the Exchangeable Shares will be equal to the aggregate stated capital of the Veritas Common Shares immediately prior to the Arrangement that are exchanged pursuant to such Subsection 2.1(c) above, thereby excluding the stated capital attributable to the fractional shares paid in cash as contemplated in Section 2.1(c).

        (f) The Articles of Amalgamation of Veritas shall be amended to reduce the number of authorized Veritas Common Shares to one and the following restriction will be added to the rights, privileges, restrictions and conditions attaching to the Veritas Common Shares:

            "RESTRICTION

                 So long as any of the Exchangeable Shares of the
            Corporation are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the board of directors of the holder of the common shares issue any further Exchangeable Shares of the Corporation, except as specifically required in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of the Corporation."

        (g) The one outstanding Class A Preferred Share will be exchanged for one Veritas Common Share and the holder thereof shall cease to be a holder of the Class A Preferred Share, shall have its name removed from the register of holders of Class A Preferred Shares and shall become a holder of one fully paid and non-assessable Veritas Common Share to which it is entitled as a result of the exchange referred to in this subsection (g) and such holder's name shall be added to the register as holder of the Veritas Common Share accordingly.

        (h) The stated capital of the one Veritas Common Share shall be equal to the stated capital of the one Class A Preferred Share immediately prior to the exchange of such Class A Preferred Share pursuant to subsection (g).

        (i) The Articles of Amalgamation of Veritas shall be amended to delete the Class A Preferred Share from the authorized share capital.

        (j) Each of the then outstanding Options will without any further action on the part of any Optionholder, be exchanged for an option to purchase that number of shares of Digicon Common Stock determined by multiplying the number of Veritas Common Shares subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Digicon Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time, divided by the Exchange Ratio. On the Effective Date, such option price shall be converted into a United States dollar equivalent based on the noon spot rate of exchange of the Bank of Canada on such date. If the foregoing calculation results in an exchanged Option being exercisable for a fraction of a share of Digicon Common Stock, then the number of shares of Digicon Common Stock subject to such Option will be rounded down to the nearest whole number of shares, and the total exercise price for the Option will be reduced by the exercise price of the fractional share. The term, exercisability, vesting schedule, and all other terms and conditions of the Options will otherwise be unchanged by the provisions of this paragraph (j) and shall operate in accordance with their terms.

                                   ARTICLE 3
                               RIGHTS OF DISSENT

3.1 RIGHTS OF DISSENT. Holders of Veritas Common Shares or Options may exercise rights of dissent with respect to such shares or options pursuant to and in the manner set forth in section 184 of the ABCA and this Section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

        (a) are ultimately entitled to be paid the fair value for their Veritas Common Shares or Options shall be deemed to have transferred such Veritas Common Shares or Options to Veritas for cancellation on the Effective Date; or

        (b) are ultimately not entitled, for any reason, to be paid the fair value for their Veritas Common Shares or Options shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Veritas Common Shares or Options, but in no case shall Veritas be required to recognize such holders as holders of Veritas Common Shares or Options on and after the Effective Date, and the names of such holders of Veritas Common Shares or Options shall be deleted from the register of holders of Veritas Common Shares or Options on the Effective Date.

                                   ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES. At or promptly after the Effective Time, Veritas shall deposit with the Depositary, for the benefit of the holders of Veritas Common Shares exchanged pursuant to subsection 2.1(c), certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(c) upon the exchange of outstanding Veritas Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Veritas Common Shares that were exchanged for Exchangeable Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the ABCA and the by-laws of Veritas and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Veritas Common Shares which is not registered in the transfer records of Veritas, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such Veritas Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Veritas Common Shares that were exchanged for Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (b) a cash payment in lieu of
any fractional Exchangeable Shares as contemplated by Section 4.3 and   (c) any
dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.2.

4.2 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Veritas Common Shares that were exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3, (and no interest will be earned or payable on these proceeds) unless and until such certificate shall be surrendered in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Exchangeable Shares without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to Section 4.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share, and (c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share.

4.3 NO FRACTIONAL SHARES. No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 and no dividend, stock split or other change in the capital structure of Veritas shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Veritas. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the the product of (a) such fraction, multiplied by (b) the Average Closing Price of the Digicon Common Stock, such amount to be provided to the Depositary by Veritas upon request.

4.4 LOST CERTIFICATES. If any certificate which immediately prior to the Effective Time represented outstanding Veritas Common Shares that were exchanged pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Veritas, Digicon and Veritas' transfer agent (the "Transfer Agent"), as the case may be, in such sum as Veritas may direct or otherwise indemnify Veritas or Digicon in a manner satisfactory to Veritas and the Transfer Agent against any claim that may be made against Veritas, Digicon or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5 EXTINGUISHMENT OF RIGHTS. Any certificate which immediately prior to the Effective Time represented outstanding Veritas Common Shares that were exchanged pursuant to Section 2.1 and has not been deposited, with all other instruments required by Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Veritas. On such date, the Exchangeable Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Veritas together with all entitlements to dividends, distributions and interests thereon held for such former registered holder for no consideration.

                                   ARTICLE 5
                    CERTAIN RIGHTS OF DIGICON TO ACQUIRE
                             EXCHANGEABLE SHARES

5.1 DIGICON LIQUIDATION CALL RIGHT.

        (a) Digicon shall have the overriding right (the "Liquidation
            Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Veritas pursuant to
            Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Digicon and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Digicon to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by Digicon, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Digicon on the Liquidation Date on payment by Digicon to the holder of the Liquidation Call Purchase Price for each such share.

        (b) To exercise the Liquidation Call Right, Digicon must notify Veritas's Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and Veritas of Digicon's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Veritas and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Veritas. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Digicon has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by Digicon. If Digicon exercises the Liquidation Call Right, on the Liquidation Date Digicon will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Digicon shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Digicon without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Digicon Common Stock delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of Veritas and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Digicon shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If Digicon does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Veritas in connection with the liquidation, dissolution or winding-up of Veritas pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.2 DIGICON REDEMPTION CALL RIGHT.

        (a) Digicon shall have the overriding right (the "Redemption
            Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Veritas pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than Digicon or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Digicon to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by Digicon, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Digicon on the Automatic Redemption Date on payment by Digicon to the holder of the Redemption Call Purchase Price for each such share.

        (b) To exercise the Redemption Call Right, Digicon must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and Veritas of Digicon's intention to exercise such right at least 125 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Digicon has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by Digicon. If Digicon exercises the Redemption Call Right, on the Automatic Redemption Date Digicon will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Digicon shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Digicon upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Digicon Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of Veritas and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Digicon shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If Digicon does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Veritas in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 6
                                   AMENDMENT

6.1 PLAN OF ARRANGEMENT AMENDMENT. Veritas reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (a) agreed to by Digicon, (b) filed with the Court and, if made following the Meetings, approved by the Court and (c) communicated to holders of Veritas Common Shares and Options in the manner required by the Court (if so required).

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Veritas at any time prior to or at the Meetings (provided that Digicon shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meetings (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meetings shall be effective only (a) if it is consented to by Veritas, (b) if it is consented to by Digicon and (c) if required by the Court or applicable law, it is consented to by the holders of the Exchangeable Shares and Options.

                      APPENDIX A TO PLAN OF ARRANGEMENT
                        OF VERITAS ENERGY SERVICES INC.

              PROVISIONS ATTACHING TO THE CLASS A PREFERRED SHARE

     The Class A Preferred Share in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

     DIVIDENDS

     Subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the payment of dividends, the holder of Class A Preferred Share shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation as cumulative dividends in the amount of $1.00 per share per annum payable annually on October 31 in each year in arrears. Such dividends shall accrue from the date of issue to and including the date to which the computation of dividends is to be made. A cheque for the amount of the dividend less any required deduction shall be mailed by first class mail to the address of the registered holder thereof.

     DISSOLUTION

     In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holder of the Class A Preferred Share shall be entitled to receive the stated capital in respect of the Class A Preferred Share and dividends remaining unpaid, including all cumulative dividends, whether or not declared. After payment to the holder of the Class A Preferred Share of such amounts, such holder shall not be entitled to share in any further distribution of the assets of the Corporation.

     VOTING RIGHTS

     Except where specifically provided by the Business Corporations Act (Alberta), the holder of the Class A Preferred Share shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation.

                  PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

     The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions.

                                   ARTICLE 1
                                 INTERPRETATION

     For the purposes of these share provisions:

1.1 "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Digicon Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by holders thereof (other than Digicon and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of Digicon Common Stock is entitled with respect to such matter, proposition or question.

     "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be ___________, 2014 unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors but not later than ________, 2021 or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 250,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Digicon and its Subsidiaries) and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Houston, Texas and Calgary, Alberta.

     "Class A Preferred Share" means the Class A Preferred Share in the capital of the Corporation.

     "Common Shares" means the common shares in the capital of the Corporation.

     "Corporation" means Veritas Energy Services Inc., a corporation incorporated under the laws of the Province of Alberta.

     "Current Market Price" means, in respect of a share of Digicon Common Stock on any date, the average of the closing bid and asked prices of Digicon Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on the American Stock Exchange, or, if the Digicon Common Stock is not then traded on the American Stock Exchange, on such other principal U.S. stock exchange or automated quotation system on which the Digicon Common Stock is listed or quoted, as the case may be, as may be selected by the Board of

Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Digicon Common Stock during such period does not create a market which reflects the fair market value of a share of Digicon Common Stock, then the Current Market Price of a share of Digicon Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Digicon" means Digicon Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

     "Digicon Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "Digicon Common Stock" mean the shares of common stock of Digicon, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

     "Digicon Dividend Declaration Date" means the date on which the board of directors of Digicon declares any dividend on the Digicon Common Stock.

     "Digicon Special Share" means the one share of Special Voting Stock of Digicon with a par value of U.S. $0.01 and having voting rights at meetings of holders of Digicon Common Stock equal to the Aggregate Equivalent Voting Amount.

     "Exchangeable Share Consideration" means, for any acquisition of Exchangeable Shares pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

      (a) certificates representing the aggregate number of shares of Digicon Common Stock deliverable in connection with such acquisition;

      (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of declared and unpaid cash dividends deliverable in connection with such acquisition; and

      (c) such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such acquisition.

provided that any such stock or property shall be duly issued as fully paid and non-assessable, in the case of stock, and free and clear of any lien, claim and encumbrance, security interest or adverse claim and provided further that such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

     "Exchangeable Share Price" means, for each Exchangeable Share:

        (a) the Current Market Price of a share of Digicon Common
            Stock, which shall be satisfied in full by causing to be delivered one share of Digicon Common Stock; plus

        (b) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

        (c) the stock or other non-cash assets, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

     "Exchangeable Shares" mean the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     "Liquidation Amount" has the meaning attributed thereto in Section 5.1 of these share provisions.

     "Liquidation Call Right" has the meaning attributed thereto in the Plan of Arrangement.

     "Liquidation Date" has the meaning attributed thereto in Section 5.1 of these share provisions.

     "Plan of Arrangement" means the plan of arrangement relating to the arrangement of the Corporation under section 186 of the Business Corporations Act (Alberta), to which plan these share provisions are attached.

     "Purchase Price" has the meaning attributed thereto in Section 6.3 of these share provisions.

     "Redemption Call Purchase Price" has the meaning attributed thereto in the Plan of Arrangement.

     "Redemption Call Right" has the meaning attributed thereto in the Plan of Arrangement.

     "Redemption Price" has the meaning attributed thereto in Section 7.1 of these share provisions.

     "Retracted Shares" has the meaning attributed thereto in Subsection 6.1(i) of these share provisions.

     "Retraction Call Right" has the meaning attributed thereto in Subsection 6.1(iii) of these share provisions.

     "Retraction Date" has the meaning attributed thereto in Subsection 6.1(ii) of these share provisions.

     "Retraction Price" has the meaning attributed thereto in Section 6.1 of these share provisions.

     "Retraction Request" has the meaning attributed thereto in Section 6.1 of these share provisions.

     "Subsidiary" of any person means each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) which is owned or controlled, directly or indirectly, by such person.

     "Support Agreement" means the Support Agreement between Digicon and the Corporation, made as of _________, 1996.

     "Transfer Agent" means The R-M Trust Company or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

     "Trustee" means The R-M Trust Company and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement between the Corporation, Digicon and the Trustee, made as of _______, 1996.

                                   ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall rank junior to the Class A Preferred Share, and shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE 3
                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Digicon Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Digicon Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of Digicon Common Stock or (b) in the case of a stock dividend declared on the Digicon Common Stock to be paid in Digicon Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of Digicon Common Stock to be paid on each share of Digicon Common Stock or (c) in the case of a dividend declared on the Digicon Common Stock in property other than cash or Digicon Common Stock, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of Digicon Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation). No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Digicon Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation).

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                   ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

        (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

        (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

        (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

        (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or as contemplated by the Support Agreement; or

        (e) amend the articles or by-laws of the Corporation.

The restrictions in Subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the Digicon Common Stock shall have been declared on the Exchangeable Shares and paid in full.

                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"). In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the Digicon Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Digicon of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Digicon Common Stock delivered to them. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Digicon of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"). In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the Digicon Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

           (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

           (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

           (iii) acknowledging the overriding right (the "Retraction Call Right") of Digicon to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Digicon in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by Digicon of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Digicon pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Digicon thereof. In order to exercise the Retraction Call Right, Digicon must notify the Corporation in writing of its determination to do so (the "Digicon Call Notice") within two Business Days of notification to Digicon by the Corporation of the receipt by the Corporation of the Retraction Request. If Digicon does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that Digicon will not exercise the Retraction Call Right. If Digicon delivers the Digicon Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Digicon in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Digicon shall purchase from such holder and such holder shall sell to Digicon on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Digicon shall deposit with the Transfer Agent, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Digicon does not deliver a Digicon Call Notice within such two Business Day period or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Digicon, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, unless any cheque included therein is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the
rights of a holder in respect   thereof, other than the right to receive his
proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Digicon shall thereafter be considered and deemed for all purposes to be a holder of the Digicon Common Stock delivered to it. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Digicon shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a PRO RATA basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Digicon to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Digicon to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and Digicon shall make such purchase.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Digicon shall be deemed to have been revoked.

                                   ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and if Digicon does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price"). In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the Digicon Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Digicon under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Automatic Redemption Date and subject to the exercise by Digicon of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Digicon Common Stock delivered to them. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 8
                                 VOTING RIGHTS

8.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 9
                             AMENDMENT AND APPROVAL

9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares beneficially owned by Digicon or its Subsidiaries). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution by persons represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                 ARTICLE 10
                     RECIPROCAL CHANGES, ETC. IN RESPECT
                           OF DIGICON COMMON STOCK



10.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Digicon will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

           (i) issue or distribute Digicon Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Digicon Common Stock) to the holders of all or substantially all of the then outstanding Digicon Common Stock by way of stock dividend or other distribution; or

           (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Digicon Common Stock entitling them to subscribe for or to purchase shares of Digicon Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Digicon Common Stock); or

           (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Digicon Common Stock (A) shares or securities of Digicon of any class other than Digicon Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Digicon Common Stock), (B) rights, options or warrants other than those referred to in Section 10.1(a)(ii) above, (C) evidences of indebtedness of Digicon or (D) assets of Digicon;

           unless the Corporation is permitted under applicable law to issue or distribute the equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and the Corporation shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

     (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Digicon will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

           (i) subdivide, redivide or change the then outstanding shares of Digicon Common Stock into a greater number of shares of Digicon Common Stock; or

           (ii) reduce, combine or consolidate or change the then outstanding shares of Digicon Common Stock into a lesser number of shares of Digicon Common Stock; or

           (iii) reclassify or otherwise change the shares of Digicon Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Digicon Common Stock;

           unless the Corporation is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

     The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

                                   ARTICLE 11
                       ACTIONS BY THE CORPORATION UNDER
                              SUPPORT AGREEMENT

11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Digicon with all provisions of the Support Agreement, the Voting Trust and Exchange Agreement and with all provisions of Digicon's Restated Certificate of Incorporation applicable to the Corporation and Digicon, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust and Exchange Agreement or Digicon's Restated Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

        (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

        (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 12
                                     LEGEND

12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption
Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                   ARTICLE 13
                                 MISCELLANEOUS

13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

13.4 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

                                   SCHEDULE A
                              NOTICE OF RETRACTION

To the Corporation and Digicon Inc.

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings attributed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:


/ /    all share(s) represented by this certificate; or

/ /    _____________________ share(s) only.


     The undersigned hereby notifies the Corporation that the Retraction Date shall be _________________________________ .

NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

     The undersigned acknowledges the Retraction Call Right of Digicon Inc. to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Digicon Inc. in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If Digicon Inc. determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to Digicon Inc., may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Digicon Inc. to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and Digicon Inc. that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Digicon Inc., as the case may be, free and clear of all liens, claims and encumbrances.


___________________    __________________________    ________________________
       (Date)          (Signature of Shareholder)    (Guarantee of Signature)

/ / Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

/ / Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of The R-M Trust Company (the "Transfer Agent") in Calgary, Alberta, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the last address of the shareholder as it appears on the register by such means as the Corporation deems appropriate.



NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Calgary, Alberta. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted
      Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


__________________________________________  Date _____________________________
Name of Person in Whose Name Securities or
Cheque(s) or Other Non-cash Assets Are To
Be Registered, Issued or Delivered (please print)

__________________________________________  __________________________________
Street Address or P.O. Box                  Signature of Shareholder

__________________________________________  __________________________________
City - Province                             Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

                                  EXHIBIT B

                    RESTATED CERTIFICATE OF INCORPORATION

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                               (WITH AMENDMENTS)
                                       OF
                                  DIGICON INC.


     Digicon Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST:  The present name of the Corporation is Digicon Inc.

     SECOND: This Restated Certificate of Incorporation (with Amendments) was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation (with Amendments) restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

     FOURTH: The text of the Restated Certificate of Incorporation (with Amendments) as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

     The name of the Corporation is Veritas DGC Inc.

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business and the objects and purposes to be transacted, promoted or carried on by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     Section 1. The aggregate number of shares which the Corporation will have authority to issue is 41,000,000, of which 40,000,000 will be common shares, par value $.01 per share, ("Ordinary

Shares") and 1,000,000 will be shares of preferred stock, par value $.01 per share ("Preferred Stock").

     Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive designation specified in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock from time to time. Each series of Preferred Stock:

     (a) may have such number of shares;

     (b) may have such voting powers, full or limited;

     (c) may be subject to redemption upon such terms and conditions;

     (d) may be entitled to receive dividends (which may be cumulative or noncumulative) payable in cash, property, rights or securities at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or series of stock;

     (e) may have such rights and preferences upon the dissolution or liquidation (whether voluntary or involuntary) of the Corporation;

     (f) may be made convertible into or exchangeable for other securities, or cash, or other property or rights at such price or prices or at such rates of exchange, and with such adjustments;

     (g) may be entitled to the benefit of a sinking fund to be applied to the redemption of shares of such series upon such terms and in such amount or amounts;

     (h) may be subject to such restrictions as to issuance or as to the powers, preferences or rights of any such other series; and

     (i) may have such other preferences, privileges and relative rights;

as in such instance is stated in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding from time to time) by like action of the Board of Directors. Shares of any series of Preferred Stock, which have been redeemed (whether through the operation of a sinking fund or otherwise) by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class, will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

     Section 3. Ordinary Shares. Ordinary Shares may be issued from time to time in one or more series. The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, of the Ordinary Shares of each series shall be such as are stated and expressed herein, and to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors and stated and expressed in the resolution or resolutions providing for the issuance of such Ordinary Shares from time to time; provided, however, that:

     (a) except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, Ordinary Shares will have the exclusive right to vote for the election of directors and for all other purposes;

     (b) all outstanding Ordinary Shares shall vote together as a single class on all matters presented to stockholders, with each outstanding share of each series of Ordinary Shares to have such number of votes as specified herein or as set forth in the resolution or resolutions of the Board of Directors authorizing such series; and

     (c) no series of Ordinary Shares (except for such series as are herein designated and except for any increase in the number of shares constituting such a series) shall be designated by resolution of the Board of Directors except upon the unanimous approval of all outstanding Ordinary Shares.

     Section 4. Special Voting Stock Designated. A series of Ordinary Shares, consisting of one such share, is hereby designated as "Special Voting Stock." Each outstanding share of Special Voting Stock shall be entitled at any relevant date to the number of votes determined in accordance with the "Plan of Arrangement" (as that term is defined in that certain "Combination Agreement" dated as of May 10, 1996, by and between Digicon Inc. and Veritas Energy Services Inc. ("Veritas")) on all matters presented to the stockholders. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock. The Special Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any "Exchangeable Shares" (as that term is defined in the Combination Agreement) shall be outstanding, the number of shares comprising the Special Voting Stock shall not be increased or decreased and no other term of the Special Voting Stock shall be amended, except upon the unanimous approval of all outstanding Ordinary Shares.

     Section 5. Common Stock Designated. All Ordinary Shares not otherwise designated as to series herein or in a resolution of the Board of Directors creating another series of Ordinary Shares, is designated as "Common Stock." Such resulting number of shares may be decreased by resolution of the Board of Directors and without stockholder action; provided, however, that no decrease shall reduce the number of shares of Common Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights and/or warrants, the conversion of any outstanding convertible securities and/or the exchange of any outstanding exchangeable securities which are directly or indirectly exercisable for, convertible into or exchangeable for Common Stock. Each outstanding share of Common Stock shall be entitled to one vote on all matters presented to the stockholders. Subject to the rights and preferences of any Preferred Stock which may be designated and issued, the holders of Common Stock are entitled (i) to receive such dividends as may be declared thereon from time to time by the Board of Directors in its discretion, out of any assets of the Corporation at the time legally available for the payment of dividends and (ii) in the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, to receive any net assets of the Corporation remaining after the holders of any other classes or series of the Corporation's capital stock which by their respective terms are senior to the Common Stock as to dividends and distributions of assets have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside.

     Section 6. No holder of securities of the Corporation shall have any preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                                   ARTICLE V

     The existence of the Corporation is to be perpetual.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

     (b) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and

     (c) when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

                                  ARTICLE VII

     Meetings of stockholders may be held within or without the State of Delaware, at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law. Special meetings of stockholders of the Corporation for any purpose or purposes may only be called by a majority of the entire Board of Directors, by the Chairman of the Board or the President of the Corporation. Special meetings may not be called by any other person or persons. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation (with Amendments), in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

     The number of directors of the Corporation shall be not less than three nor more than ten, the exact number to be fixed by the Board of Directors as provided in the Bylaws. Any vacancy created by an increase in the number of directors in accordance with the Bylaws may only be filled by the Board of Directors. A director of the Corporation may only be removed by a majority vote of the stockholders entitled to elect such director.

                                   ARTICLE X

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     The Corporation shall indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law as the same may be in effect from time to time.

                                   ARTICLE XI

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                  ARTICLE XII

     Notwithstanding any other provisions herein to the contrary, so long as any Exchangeable Shares are outstanding, the Corporation shall (i) fully comply with all terms of the Exchangeable Shares and with all contractual obligations of the Corporation associated with such Exchangeable Shares and (ii) not amend, alter, change or repeal this Article XII except upon the unanimous approval of all outstanding Ordinary Shares.

                                  EXHIBIT C

                                 [reserved]

                                   EXHIBIT D

                           FORM OF SUPPORT AGREEMENT

                               SUPPORT AGREEMENT

              MEMORANDUM OF AGREEMENT made as of _________, 1996.

B E T W E E N:

        DIGICON INC.,
        a corporation existing under the laws of the State of Delaware, (hereinafter referred to as "Digicon"),

                                                             OF THE FIRST PART,

                                    - and -

       VERITAS ENERGY SERVICES INC.
       a corporation existing under the laws of the Province of Alberta, (hereinafter referred to as "Veritas"),

                                                             OF THE SECOND PART.

     WHEREAS pursuant to a combination agreement dated as of April ___, 1996, by and between Digicon and Veritas (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), Digicon and Veritas would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit _____ to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated o, 1996 filed pursuant to the Business Corporations Act (Alberta) each issued and outstanding common share of Veritas (a "Veritas Common Share") was exchanged for 0.8 issued and outstanding Exchangeable Shares of Veritas (the "Exchangeable Shares"), and thereafter, Veritas' sole issued and outstanding Class A Preferred Share was exchanged by the holder thereof for one issued and outstanding Veritas Common Share;

     AND WHEREAS the above-mentioned Articles of Arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Digicon will take certain actions and make certain payments and deliveries necessary to ensure that Veritas will be able to make certain payments and to deliver or cause to be delivered shares of Digicon Common Stock in satisfaction of the obligations of Veritas under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. DEFINITIONS AND INTERPRETATION

      (a) DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

      (b) INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

      (c) NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

      (d) DATE FOR ANY ACTION. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2. COVENANTS OF DIGICON AND VERITAS

      (a) COVENANTS OF DIGICON REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding, Digicon will:

                        (i) not declare or pay any dividend on Digicon
                            Common Stock unless (A) Veritas will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) subsection 2(a)(ii) shall be complied with in connection with such dividend;

                       (ii) cause Veritas to declare simultaneously with
                            the declaration of any dividend on Digicon Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on Digicon Common Stock, cause Veritas to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

                      (iii) advise Veritas sufficiently in advance of the
                            declaration by Digicon of any dividend on Digicon Common Stock and take all such other actions as are necessary, in cooperation with Veritas, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on Digicon Common Stock and such dividend on the Exchangeable Shares shall correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

                       (iv) ensure that the record date for any dividend
                            declared on Digicon Common Stock is not less than 10 Business Days after the declaration date for such dividend;

                        (v) take all such actions and do all such things as
                            are necessary or desirable to enable and permit Veritas, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Veritas, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Veritas to cause to be delivered shares of Digicon Common Stock to the holders of Exchangeable Shares in accordance with the provisions of
                            Article 5 of the Exchangeable  Share Provisions;

                       (vi) take all such actions and do all such things
                            as are necessary or desirable to enable and permit Veritas, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Veritas to cause to be delivered shares of Digicon Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

                      (vii) not exercise its vote as a shareholder to
                            initiate the voluntary liquidation, dissolution or winding-up of Veritas nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Veritas.

      (b) SEGREGATION OF FUNDS. Digicon will cause Veritas to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable Veritas to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and Veritas will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

      (c) RESERVATION OF SHARES OF DIGICON COMMON STOCK. Digicon hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and
           (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Veritas to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which Digicon may now or hereafter be required to issue shares of Digicon Common Stock.

      (d) NOTIFICATION OF CERTAIN EVENTS. In order to assist Digicon to comply with its obligations hereunder, Veritas will give Digicon notice of each of the following events at the time set forth below:

                        (i) in the event of any determination by the Board
                            of Directors of Veritas to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Veritas or to effect any other distribution of the assets of Veritas among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

                       (ii) immediately, upon the earlier of (A) receipt
                            by Veritas of notice of, and (B) Veritas otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Veritas or to effect any other distribution of the assets of Veritas among its shareholders for the purpose of winding-up its affairs;

                      (iii) immediately, upon receipt by Veritas of a
                            Retraction Request (as defined in the Exchangeable Share Provisions);

                       (iv) at least 130 days prior to any accelerated
                            Automatic Redemption Date determined by the Board of Directors of Veritas in accordance with the Exchangeable Share Provisions; and

                        (v) as soon as practicable upon the issuance by
                            Veritas of any Exchangeable Shares or rights to acquire Exchangeable Shares.

      (e) DELIVERY OF SHARES OF DIGICON COMMON STOCK. In furtherance of its obligations hereunder, upon notice of any event which requires Veritas to cause to be delivered shares of Digicon Common Stock to any holder of Exchangeable Shares, Digicon shall forthwith issue and deliver the requisite shares of Digicon Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as Veritas shall direct. All such shares of Digicon Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

      (f)  QUALIFICATION OF SHARES OF DIGICON COMMON STOCK.  Digicon
           covenants that if any shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights (both as defined in the Voting and Exchange Trust Agreement) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) may be issued and delivered by
           Digicon to the initial holder thereof (other than    Veritas) or in
           order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of Digicon for purposes of Canadian federal or provincial securities law or an "affiliate" of Digicon for purposes of United States federal or state securities law), Digicon will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) to be and remain duly registered, qualified or approved. Digicon represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right and the Automatic Exchange Rights to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of Digicon for the purposes of Canadian federal and provincial securities law or an "affiliate" of Digicon for the purposes of United States federal or state securities law). Digicon will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Digicon Common Stock (or other shares or securities into which Digicon Common Stock may be reclassified or changed as contemplated by Section 2(g) hereof) to be delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. Digicon will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be and to continue to be listed and posted for trading on a stock exchange in Canada. Digicon will in good faith expeditiously take all such action and do all such things as are necessary to cause all the shares of Digicon Common Stock to be and to continue to be listed and posted for trading on The Toronto Stock Exchange.

(g)        EQUIVALENCE.

           (i) Digicon will not without the prior approval of Veritas and the prior approval of the holders of the Exchangeable Shares given in accordance with
                Section 9.2 of the Exchangeable Share Provisions:

                (A) issue or distribute shares of Digicon Common Stock  (or securities exchangeable for or convertible into or carrying rights to acquire shares of Digicon Common Stock) to the holders of all or substantially all of the then outstanding Digicon Common Stock by way of stock dividend or other distribution; or

                (B) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Digicon Common Stock entitling them to subscribe for or to purchase shares of Digicon Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Digicon Common Stock); or

                (C) issue or distribute to the holders of all or substantially all of  the then outstanding shares of Digicon Common
                    Stock (I) shares or securities of Digicon of any class other than Digicon Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Digicon Common Stock), (II) rights, options or warrants other than those referred to in subsection 2(g)(i)(A) above, (III) evidences of indebtedness of Digicon or (IV) assets of Digicon;

           unless (D) Veritas is permitted under applicable law to issue or distribute the equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (E) Veritas shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

           (ii) Digicon will not without the prior approval of Veritas and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share
                Provisions:

                (A) subdivide, redivide or change the then outstanding shares of Digicon Common Stock into a greater number of shares of Digicon Common Stock; or

                (B) reduce, combine or consolidate or change the then
                    outstanding shares of Digicon Common Stock into a lesser number of shares of Digicon Common Stock; or

                 (C) reclassify or otherwise change the shares of Digicon
                     Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Digicon Common Stock;

           unless (I) Veritas is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and (II) the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

           (iii) Digicon will ensure that the record date for any event referred to in section 2(g)(i) or 2(g)(ii) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by Digicon (with simultaneous notice thereof to be given by Digicon to Veritas).

      (h) TENDER OFFERS, ETC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Digicon Common Stock (an "Offer") is proposed by Digicon or is proposed to Digicon or its shareholders and is recommended by the Board of Directors of Digicon, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Digicon, Digicon shall take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of Digicon Common Stock, without discrimination, including, without limiting the generality of the foregoing, Digicon will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by Digicon or where Digicon is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against Veritas (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

      (i) OWNERSHIP OF OUTSTANDING SHARES. Without the prior approval of Veritas and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, Digicon covenants and agrees in favour of Veritas that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Digicon or any of its Subsidiaries, Digicon will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of Veritas and all outstanding securities of Veritas carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

      (j) DIGICON NOT TO VOTE EXCHANGEABLE SHARES. Digicon covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Digicon and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Digicon further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (Alberta) (or any successor or other corporate statute by which Veritas may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

      (k) DUE PERFORMANCE. On and after the Effective Date, Digicon shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of Digicon's rights under the Exchangeable Share Provisions.

      (l) ELECTION OF DIGICON BOARD AND NOMINATING COMMITTEE. At or prior to the Effective Time (as defined in the Combination Agreement), (i) such number of directors of Digicon shall resign or be removed such that there shall be no more than six directors of Digicon ("Digicon Designees") serving in such a capacity, (ii) the size of the board of directors of Digicon shall be increased so that it shall initially consist of ten directors and (iii) a nominating committee (the "Nominating Committee") will be created. At the Effective Time, four individuals designated by Veritas (the "Veritas Designees") shall be elected to the board of directors of Digicon. The Nominating Committee (i) shall consist initially of two outside directors who are Veritas Designees and two outside directors who are Digicon Designees, (ii) shall take action by the vote of a majority of its authorized number of members and (iii) shall nominate directors for election for not less than the two annual stockholder meetings of Digicon (or special meetings in lieu thereof) following the Closing (as defined in the Combination Agreement). Any member of the Nominating Committee who ceases to be such a member (whether by reason of resignation from the Nominating Committee or death, disability, removal or resignation as a director or otherwise) shall be promptly replaced with a Digicon director designated by a majority of the Veritas Designees or the Digicon Designees, as applicable. Digicon shall put forth those individuals nominated by the Nominating Committee for election to its board of directors and will solicit proxies for its stockholder's meetings in favour of the election of each such individual.

3. GENERAL

      (a) TERM. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than Digicon and any of its Subsidiaries.

      (b) CHANGES IN CAPITAL OF DIGICON AND VERITAS. Notwithstanding the provisions of section 3(d) hereof, at all times after the occurrence of any event effected pursuant to section 2(g) or 2(h) hereof, as a result of which either Digicon

           Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Digicon Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

      (c) SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

      (d) AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by Veritas and Digicon and approved by the holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions.

      (e)  MINISTERIAL AMENDMENTS.  Notwithstanding the provisions of section 3(d), the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

                        (i) adding to the covenants of either or both
                            parties for the protection of the holders of the Exchangeable Shares;

                       (ii) making such amendments or modifications not
                            inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Veritas and Digicon, it may be expedient to make, provided that each such boards of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                      (iii) making such changes or corrections which, on
                            the advice of counsel to Veritas and Digicon, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Veritas and Digicon shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

      (f) MEETING TO CONSIDER AMENDMENTS. Veritas, at the request of Digicon, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of Veritas, the Exchangeable Share Provisions and all applicable laws.

      (g) AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

      (h) INUREMENT. This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

      (i) NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

           (i) if to Digicon at:    Digicon Inc.
                                    3701 Kirby Drive, Suite 112
                                    Houston, Texas 77098
                                    Attention: President

           Telecopy:                (713) 526-5611

           (ii)  if to Veritas at:  Veritas Energy Services Inc.
                                    Suite 300, 615 - Third Avenue S.W.
                                    Calgary, Alberta T2P 0G6
                                    Attention: President
                                    Telecopy: (403) 266-9359

           Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

      (j) COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

      (k) JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

      (l) ATTORNMENT. Digicon agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Veritas at its registered office in the Province of Alberta as Digicon's attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


DIGICON INC.                     VERITAS ENERGY SERVICES INC.


Per: ____________________        Per: ________________________

Per: ____________________        Per: ________________________

                                   EXHIBIT E

                          FORM OF VOTING AND EXCHANGE
                                TRUST AGREEMENT




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                      VOTING AND EXCHANGE TRUST AGREEMENT

       MEMORANDUM OF AGREEMENT MADE AS OF THE ____ DAY OF ________, 1996.


B E T W E E N:

                      DIGICON INC.,
                      a corporation existing under the
                      laws of the State of Delaware
                      (hereinafter referred to as
                      "Digicon")

                                                             OF THE FIRST PART,

                                    - and -

                      VERITAS ENERGY SERVICES INC.,
                           a corporation existing under
                      the laws of the Province of
                      Alberta
                      (hereinafter referred to as
                      "Veritas")

                                                             OF THE SECOND PART,

                                    - and -

                      THE R-M TRUST COMPANY,
                      a trust company existing under the laws of Canada (hereinafter referred to as the
                      "Trustee")

                                                             OF THE THIRD PART.


     WHEREAS pursuant to a combination agreement dated as of May 10, 1996, by and between Digicon and Veritas (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), Digicon and Veritas would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit _____ to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by Articles of Arrangement dated ________, 1996 filed pursuant to the Business Corporations Act (Alberta), each issued and outstanding common share of Veritas (a "Veritas Common Share") was exchanged for 0.8 issued and outstanding Exchangeable Shares of Veritas (the "Exchangeable Shares"), and thereafter, Veritas's sole issued and outstanding Class A Preferred Share was exchanged by the holder thereof for one issued and outstanding Veritas Common Share;



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



     AND WHEREAS the above-mentioned Articles of Arrangement set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS Digicon is to provide voting rights in Digicon to each holder (other than Digicon and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of Digicon Common Stock (the "Digicon Common Stock");

     AND WHEREAS Digicon is to grant to and in favour of the holders (other than Digicon and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Digicon to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

     AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Digicon shall be exercisable by holders (other than Digicon and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Digicon Special Voting Stock (the "Digicon Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require Digicon to purchase Exchangeable Shares from the holders thereof (other than Digicon and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

     AND WHEREAS these recitals and any statements of fact in this agreement are made by Digicon and Veritas and not by the Trustee;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.   DEFINITIONS AND INTERPRETATION

                (a)  DEFINITIONS.  In this agreement, the
                     following terms shall have the following meanings:

"Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Digicon Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by
(ii) the number of votes to which a holder of one share of Digicon Common Stock is entitled with respect to such matter, proposition or question.

"Exchangeable Share Consideration" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Exchangeable Share Price" has the meaning attributed thereto in the Exchangeable Share Provisions.

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"Arrangement" has the meaning attributed thereto in the recitals hereto.

"Automatic Exchange Rights" means the benefit of the obligation of Digicon to effect the automatic exchange of shares of Digicon Common Stock for Exchangeable Shares pursuant to Section 5(l) hereof.

"Board of Directors" means the Board of Directors of Veritas.

"Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions;

"Digicon Common Stock" has the meaning attributed thereto in the recitals hereto.

"Digicon Consent" has the meaning attributed thereto in Section 4(b) hereof.

"Digicon Meeting" has the meaning attributed thereto in Section 4(b) hereof.

"Digicon Special Voting Stock" has the meaning attributed thereto in the recitals hereto.

"Digicon Successor" has the meaning attributed thereto in subsection 11(a)(i) hereof.

"Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of Digicon Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Digicon Common Stock is entitled with respect to such matter, proposition or question.

"Exchange Right" has the meaning attributed thereto in Article 5 hereof.

"Exchangeable Share Provisions" has the meaning attributed thereto in the recitals hereto.

"Exchangeable Shares" has the meaning attributed thereto in the recitals hereto.

"Holder Votes" has the meaning attributed thereto in Section 4(b) hereof.

"Holders" means the registered holders from time to time of Exchangeable Shares, other than Digicon and its Subsidiaries.

"Insolvency Event" means the institution by Veritas of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of Veritas to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Veritas to contest in good faith any such proceedings commenced in respect of Veritas within 15 days of becoming aware thereof, or the consent by Veritas to the filing of any such petition or to the appointment of a receiver, or the making by Veritas of a general assignment for the benefit of creditors, or the admission in writing by Veritas of its inability to pay its debts generally as they become due, or Veritas not being


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permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

"Liquidation Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Liquidation Event" has the meaning attributed thereto in subsection 5(l)(ii) hereof.

"Liquidation Event Effective Date" has the meaning attributed thereto in subsection 5(l)(iii) hereof.

"List" has the meaning attributed thereto in Section 4(f) hereof.

"Officer's Certificate" means, with respect to Digicon or Veritas, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of Digicon or Veritas, as the case may be.

"Person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

"Plan of Arrangement" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Redemption Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Retracted Shares" has the meaning attributed thereto in Section 5(g) hereof.

"Retraction Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Subsidiary" has the meaning attributed thereto in the Exchangeable Share Provisions.

"Support Agreement" means that certain support agreement made as of even date hereof between Veritas and Digicon.

"Trust" means the trust created by this agreement.

"Trust Estate" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

"Trustee" means The R-M Trust Company and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

"Veritas Common Shares" has the meaning attributed thereto in the recitals hereto.

"Voting Rights" means the voting rights attached to the Voting Share.

"Voting Share" means the one share of Digicon Special Voting Stock, U.S. $0.01 par value, issued by Digicon to and deposited with the Trustee, which entitles the holder of record to a number of


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

votes at meetings of holders of Digicon Common Stock equal to the Aggregate Equivalent Vote Amount.

                (b)  INTERPRETATION NOT AFFECTED BY HEADINGS,
                     ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

                (c) NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

                (d)  DATE FOR ANY ACTION.  If any date on
                     which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.              PURPOSE OF AGREEMENT

                The purpose of this agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this agreement.

3.              VOTING SHARE

                (a)  ISSUANCE AND OWNERSHIP OF THE VOTING
                     SHARE. Digicon hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this agreement. Digicon hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Digicon to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

                        (i) hold the Voting Share and the legal title
                            thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and

                       (ii) except as specifically authorized by this
                            agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.


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                (b)  LEGENDED SHARE CERTIFICATES.  Veritas
                     will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

                (c)  SAFE KEEPING OF CERTIFICATE.  The
                     certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

4.              EXERCISE OF VOTING RIGHTS

                (a)  VOTING RIGHTS.  The Trustee, as the
                     holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Digicon at a Digicon Meeting or in connection with a Digicon Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Digicon Consent is sought or a Digicon Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

                (b)  NUMBER OF VOTES.  With respect to all
                     meetings of stockholders of Digicon at which holders of shares of Digicon Common Stock are entitled to vote (a "Digicon Meeting") and with respect to all written consents sought by Digicon from its stockholders including the holders of shares of Digicon Common Stock (a "Digicon Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by Digicon or by applicable law for such Digicon Meeting or Digicon Consent, as the case may be (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Digicon Meeting or to be consented to in connection with such Digicon Consent.

                (c)  MAILINGS TO SHAREHOLDERS.  With respect
                     to each Digicon Meeting and Digicon Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Digicon utilizes in communications to holders of Digicon Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Digicon to its stockholders:

                        (i) a copy of such notice, together with any proxy
                            or information statement and related materials to be provided to stockholders of the Digicon;


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                       (ii) a statement that such Holder is entitled to
                            instruct the Trustee as to the exercise of the Holder Votes with respect to such Digicon Meeting or Digicon Consent, as the case may be, or, pursuant to Section 4(g) hereof, to attend such Digicon Meeting and to exercise personally the Holder Votes thereat;

                      (iii) a statement as to the manner in which such
                            instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                            (A) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                            (B)  a proxy to a designated agent or other
                                 representative of the management of Digicon to exercise such Holder Votes;

                       (iv) a statement that if no such instructions are
                            received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                        (v) a form of direction whereby the Holder may so
                            direct and instruct the Trustee as contemplated herein; and

                       (vi) a statement of (A) the time and date by which
                            such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Digicon Meeting shall not be earlier than the close of business on the Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

                The materials referred to above are to be provided by Digicon to the Trustee, but shall be subject to review and comment by the Trustee.

                For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Digicon Meeting or Digicon Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Digicon or by applicable law for purposes of determining stockholders entitled to vote at such Digicon Meeting or to give written consent in connection with such Digicon Consent. Digicon will notify the Trustee in writing of any decision of the board of directors of Digicon with respect to the calling of any such Digicon Meeting or the seeking of any such Digicon Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4(c).


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

                (d) COPIES OF STOCKHOLDER INFORMATION. Digicon will deliver to the Trustee copies of all proxy materials, (including notices of Digicon Meetings but excluding proxies to vote shares of Digicon Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Digicon Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Digicon Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Digicon, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Digicon) received by the Trustee from Digicon at the same time as such materials are first sent to holders of Digicon Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Calgary and Toronto.

                (e) OTHER MATERIALS. Immediately after receipt by Digicon or any stockholder of Digicon of any material sent or given generally to the holders of Digicon Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Digicon shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of Digicon, copies of all such materials received by the Trustee from Digicon. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Toronto and Vancouver.

                (f) LIST OF PERSONS ENTITLED TO VOTE. Veritas shall, (i) prior to each annual, general and special Digicon Meeting or the seeking of any Digicon Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Digicon Meeting or a Digicon Consent, at the close of business on the record date established by Digicon or pursuant to applicable law for determining the holders of Digicon Common Stock entitled to receive notice of and/or to vote at such Digicon Meeting or to give consent in connection with such Digicon Consent. Each such List shall be delivered to the Trustee promptly after receipt by Veritas of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this agreement. Digicon agrees to give Veritas written notice (with a copy to the Trustee) of the calling of any Digicon Meeting or the seeking of any Digicon Consent, together with the record dates therefor, sufficiently prior to the date


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


                     of the calling of such meeting or seeking of such consent so as to enable Veritas to perform its obligations under this Section 4(f).

                (g) ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any Digicon Meeting or any Digicon Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4(c) hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

                (h)  VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE
                     REPRESENTATIVE, AT MEETING.

                        (i) In connection with each Digicon Meeting and
                            Digicon Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to
                            Section 4(c) hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4(c) hereof.

                       (ii) The Trustee shall cause such representatives
                            as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Digicon Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (A) has not previously given the Trustee instructions pursuant to Section 4(c) hereof in respect of such meeting, or (B) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

                (i) DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Digicon utilizes in communications to holders of Digicon Common Stock) to each Holder at its address as shown on the books of Veritas. Veritas shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

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



                            (A)  current lists of the Holders; and

                            (B) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

                     The materials referred to above are to be provided by Digicon to the Trustee, but shall be subject to review and comment by the Trustee.

                (j) TERMINATION OF VOTING RIGHTS. Except as otherwise provided herein or in the Exchangeable Share provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Digicon and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Digicon Common Stock, as specified in Article 5 hereof (unless in either case Digicon shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to
                     Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Veritas pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Digicon pursuant to the exercise by Digicon of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

5.   EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

                (a) GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. Digicon hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (i) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Digicon to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holders, and (ii) the Automatic Exchange Rights, all in accordance with the provisions of this agreement. Digicon hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Digicon to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

                     (iii) hold the Exchange Right and the Automatic Exchange
                           Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this agreement; and


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
                        (iv) except as specifically authorized by this
                             agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

                (b) LEGENDED SHARE CERTIFICATES. Veritas will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

                        (i) their right to instruct the Trustee with
                            respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

                       (ii) the Automatic Exchange Rights.

                (c) GENERAL EXERCISE OF EXCHANGE RIGHT. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

                (d) PURCHASE PRICE. The purchase price payable by Digicon for each Exchangeable Share to be purchased by Digicon under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Digicon will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by Digicon issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the Exchangeable Share Consideration representing the total Exchangeable Share Price.

                (e) EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of Veritas. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires Digicon to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of Veritas and such additional documents and instruments as the Trustee may reasonably require together with (i) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (A) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Digicon to purchase from the Holder the number of Exchangeable Shares specified therein, (B) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Digicon free and clear of all liens, claims and encumbrances, (C) the names in which the certificates representing Digicon Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (D) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered and (ii) payment (or evidence satisfactory to the Trustee, Veritas and Digicon of payment) of the taxes (if any) payable as contemplated by Section 5(h) of this agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Digicon under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of Veritas.

                (f) DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires Digicon to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to Digicon, the Trustee shall notify Digicon and Veritas of its receipt of the same, which notice to Digicon and Veritas shall constitute exercise of the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and Digicon shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Veritas and Digicon of the payment of) the taxes (if any) payable as contemplated by Section 5(h) of this agreement. Immediately upon the giving of notice by the Trustee to Digicon and Veritas of the exercise of the Exchange Right, as provided in this Section 5(f), the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to Digicon all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by Digicon to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by Digicon and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Digicon Common Stock delivered to it pursuant to the Exchange Right. Notwithstanding the foregoing until the Exchangeable Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under this agreement.

                (g) EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under
                     Article 6 of the Exchangeable Share Provisions to require Veritas to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Veritas pursuant to Section 6.6 of the Exchangeable Share Provisions that Veritas will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Veritas and provided that Digicon shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Veritas pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which Veritas is unable to redeem. In any such event, Veritas hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against Veritas redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to Veritas or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section
                     6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Veritas is not permitted to redeem and will require Digicon to purchase such shares in accordance with the provisions of this
                     Article 5.

                (h) STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to Digicon pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Digicon Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (i) shall pay (and neither Digicon, Veritas nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (ii) shall have established to the satisfaction of the Trustee, Digicon and Veritas that such taxes, if any, have been paid.

                (i) NOTICE OF INSOLVENCY EVENT. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, Veritas and Digicon shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Veritas and Digicon or from any other Person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of Digicon, a notice of such Insolvency Event in the form provided by Digicon, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

                (j) QUALIFICATION OF DIGICON COMMON STOCK. Digicon covenants that if any shares of Digicon Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by Digicon to the initial holder thereof (other than Veritas) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of Digicon for purposes of Canadian federal or provincial securities law or an "affiliate" of Digicon for purposes of United States federal or state securities law), Digicon will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Digicon Common Stock to be and remain duly registered, qualified or approved. Digicon represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Digicon Common Stock to be issued and delivered pursuant to the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of Digicon for the purposes of Canadian federal and provincial securities law or an "affiliate" of Digicon for the purposes of United States federal or state securities law). Digicon will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Digicon Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

                (k)  RESERVATION OF SHARES OF DIGICON COMMON STOCK.

                     Digicon hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Digicon Common Stock (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit Veritas to meet its obligations hereunder, under the Restated Certificate of Incorporation of Digicon, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which Digicon may now or hereafter be required to issue shares of Digicon Common Stock.

                (l)  AUTOMATIC EXCHANGE ON LIQUIDATION OF DIGICON.

                        (i) Digicon will give the Trustee written notice of
                            each of the following events at the time set forth below:

                            (A) in the event of any determination by the board of directors of the Digicon to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Digicon or to effect any other distribution of assets of Digicon among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                            (B) immediately, upon the earlier of (I) receipt by Digicon of notice of and (II)
                                 Digicon otherwise becoming aware of any
                                 threatened or  instituted claim, suit,
                                 petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Digicon or to effect any other distribution of assets of Digicon among its stockholders for the purpose of winding-up its affairs.

                       (ii) Immediately following receipt by the Trustee
                            from Digicon of notice of any event (a "Liquidation Event") contemplated by Section 5(l)(i) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by Digicon to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of Digicon Common Stock provided for in
                            Section 5(l)(iii) below.

                      (iii) In order that the Holders will be able to
                            participate on a PRO RATA basis with the holders of Digicon Common Stock in the distribution of assets of Digicon in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of Digicon Common Stock. To effect such automatic exchange, Digicon shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, Digicon will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

                       (iv) The closing of the transaction of purchase and
                            sale contemplated by Section 5(l)(iii) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to Digicon all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Digicon shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Digicon
                            Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for Digicon Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Digicon pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Digicon Common Stock issued to the Holder by Digicon pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Digicon Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Digicon may reasonably require, Digicon shall deliver or cause to be delivered to the Holder certificates representing the shares of Digicon Common Stock of which the Holder is the holder. Notwithstanding the foregoing until each Holder is actually entered on the register of holders of Digicon Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this agreement.

6.   RESTRICTIONS ON ISSUANCE OF DIGICON SPECIAL VOTING STOCK

                During the term of this agreement, Digicon will not issue any shares of Digicon Special Voting Stock in addition to the Voting Share.

7.   CONCERNING THE TRUSTEE

                (a) POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

                        (i) receipt and deposit of the Voting Share from
                            Digicon as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                       (ii) granting proxies and distributing materials to
                            Holders as provided  in this agreement;

                      (iii) voting the Holder Votes in accordance with
                            the provisions of this  agreement;

                       (iv) receiving the grant of the Exchange Right and
                            the Automatic Exchange Rights from Digicon as trustee for and on behalf of the Holders in accordance with the provisions of this agreement;

                        (v) exercising the Exchange Right and enforcing the
                            benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of Digicon Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

                       (vi) holding title to the Trust Estate;

                      (vii) investing any moneys forming, from time to
                            time, a part of the Trust Estate as provided in this agreement;

                     (viii) taking action at the direction of a Holder
                            or Holders to enforce the obligations of Digicon under this agreement; and

                       (ix) taking such other actions and doing such other
                            things as are specifically provided in this agreement.

                In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this agreement.

                The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

                The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

                (b) NO CONFLICT OF INTEREST. The Trustee represents to Veritas and Digicon that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7(b), the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7(b), any interested party may apply to the Alberta Court of Queen's Bench an order that the Trustee be replaced as trustee hereunder.

                (c) DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. Veritas and Digicon irrevocably authorize the Trustee, from time to time, to:

                        (i) consult, communicate and otherwise deal with
                            the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Digicon Common Stock; and

                       (ii) requisition, from time to time, (A) from any
                            such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (B) from the transfer agent of Digicon Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

                Veritas and Digicon irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Digicon covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
                Article 5 hereof.

                (d) BOOKS AND RECORDS. The Trustee shall keep available for inspection by Digicon and Veritas, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this agreement. On or before June 30, 1997, and on or before June 30 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Digicon and Veritas a brief report, dated as of the preceding March 31, with respect to:

                        (i) the property and funds comprising the Trust
                            Estate as of that date;

                       (ii) the number of exercises of the Exchange Right,
                            if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Digicon of shares of Digicon Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

                      (iii) all other actions taken by the Trustee in the
                            performance of its duties under this agreement which it had not previously reported.

                (e) INCOME TAX RETURNS AND REPORTS. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, Digicon shall retain such experts for purposes of providing such advice and assistance.

                (f) INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to
                     Article 4 hereof, subject to Section 7(o) hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to Section 7(o) hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

                     None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

                (g) ACTIONS BY HOLDERS. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7(f) hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the

                     Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

                (h) RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of
                     Section 7(i) hereof, if applicable, and with any other applicable provisions of this agreement.

                (i)  EVIDENCE AND AUTHORITY TO TRUSTEE.
                     Veritas and/or Digicon shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by Veritas and/or Digicon or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Veritas and/or Digicon forthwith if and when:

                        (i) such evidence is required by any other section
                            of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7(i); or

                       (ii) the Trustee, in the exercise of its rights,
                            powers, duties and authorities under this agreement, gives Veritas and/or Digicon written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                      Such evidence shall consist of an Officer's Certificate of Veritas and/or Digicon or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

                      Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Veritas and/or Digicon it shall be in the form of an Officer's Certificate or a statutory declaration.

                      Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

                      (iii) declaring that he has read and understands
                            the provisions of this agreement relating to the condition in question:

                       (iv) describing the nature and scope of the
                            examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

                        (v) declaring that he has made such examination or
                            investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

                (j)  EXPERTS, ADVISERS AND AGENTS.  The Trustee may:

                        (i) in relation to these presents act and rely on
                            the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Veritas and/or Digicon or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                       (ii) employ such agents and other assistants as it
                            may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

                (k)  INVESTMENT OF MONEYS HELD BY TRUSTEE.
                     Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Veritas. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Veritas, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

                (l)  TRUSTEE NOT REQUIRED TO GIVE SECURITY.
                     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

                (m)  TRUSTEE NOT BOUND TO ACT ON REQUEST.
                     Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Veritas and/or Digicon or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

                (n)  AUTHORITY TO CARRY ON BUSINESS.  The
                     Trustee represents to Veritas and Digicon that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7(n), it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

                (o)  CONFLICTING CLAIMS.  If conflicting
                     claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                        (i) the rights of all adverse claimants with
                            respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                       (ii) all differences with respect to the Voting
                            Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.


                      If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

                (p) ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

8.   COMPENSATION

                (a) Digicon and Veritas jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this agreement; provided that Digicon and Veritas shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

9.   INDEMNIFICATION AND LIMITATION OF LIABILITY

                (a) INDEMNIFICATION OF THE TRUSTEE. Digicon and Veritas jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel on a solicitor and his own client basis) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instructions delivered to the Trustee by Digicon or Veritas pursuant hereto. In no case shall Digicon or Veritas be liable under this indemnity for any claim against any of the Indemnified Parties unless Digicon and Veritas shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Digicon and Veritas shall be entitled to participate at their own expense in the defense and, if Digicon or Veritas so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Digicon or Veritas, such authorization not to be unreasonably withheld; or
                     (ii) the named parties to any such suit include both the Trustee and Digicon or Veritas and the Trustee shall have been advised by counsel acceptable to Digicon or Veritas that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Digicon or Veritas and that an actual or potential conflict of interest exists (in which case Digicon and Veritas shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

                (b)  LIMITATION OF LIABILITY.  The Trustee
                     shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

10.  CHANGE OF TRUSTEE

                (a) RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Digicon and Veritas specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Digicon and Veritas otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Digicon and Veritas shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Alberta Court of Queen's Bench upon application of one or more of the parties hereto.

                (b)  REMOVAL.  The Trustee, or any trustee
                     hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by Digicon and Veritas, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in
                     Section 10(a).

                (c) SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to Digicon and Veritas and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as trustee in this agreement. However, on the written request of Digicon and Veritas or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Digicon, Veritas and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

                (d)  NOTICE OF SUCCESSOR TRUSTEE.  Upon
                     acceptance of appointment by a successor trustee as provided herein, Digicon and Veritas shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Digicon or Veritas shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Digicon and Veritas.

11.  DIGICON SUCCESSORS

                (a)  CERTAIN REQUIREMENTS IN RESPECT OF
                     COMBINATION, ETC. Digicon shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

                        (i) such other Person or continuing corporation
                            (the "Digicon Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Digicon Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Digicon Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Digicon under this agreement; and

                       (ii) such transaction shall, to the satisfaction of
                            the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

                (b) VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of Section 11(a) hereof have been duly observed and performed, the Trustee, if required, by
                     Section 11(a) hereof, the Digicon Successor and Veritas shall execute and deliver the supplemental agreement provided for in Article 12 hereof and thereupon the Digicon Successor shall possess and from time to time may exercise each and every right and power of Digicon under this agreement in the name of Digicon or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of Digicon or any officers of Digicon may be done and performed with like force and effect by the directors or officers of such Digicon Successor.

                (c)  WHOLLY-OWNED SUBSIDIARIES.  Nothing
                     herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Digicon with or into Digicon or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Digicon provided that all of the assets of such subsidiary are transferred to Digicon or another wholly-owned subsidiary of Digicon, and any such transactions are expressly permitted by this Article 11.

12.  AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

                (a)  AMENDMENTS, MODIFICATIONS, ETC.  This
                     agreement may not be amended or modified except by an agreement in writing executed by Veritas, Digicon and the Trustee and approved by the Holders in accordance with
                     Section 9.2 of the Exchangeable Share Provisions.

                (b) MINISTERIAL AMENDMENTS. Notwithstanding the provisions of Section 12(a) hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this agreement for the purposes of:

                        (i) adding to the covenants of any or all of the
                            parties hereto for the protection of the Holders hereunder;

                       (ii) making such amendments or modifications not
                            inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Digicon and Veritas and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

                      (iii) making such changes or corrections which, on
                            the advice of counsel to Veritas, Digicon and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the board of directors of each of Veritas and Digicon shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

                (c) MEETING TO CONSIDER AMENDMENTS. Veritas, at the request of Digicon, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Veritas, the Exchangeable Share Provisions and all applicable laws.

                (d)  CHANGES IN CAPITAL OF DIGICON AND
                     VERITAS. At all times after the occurrence of any event effected pursuant to Section 2(g) or Section 2(h) of the Support Agreement, as a result of which either Digicon Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Digicon Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

                (e) EXECUTION OF SUPPLEMENTAL AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Veritas (when authorized by a resolution of its Board of Directors), Digicon (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                        (i) evidencing the succession of any Digicon
                            Successors to Digicon and the covenants of and obligations assumed by each such Digicon Successors in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

                       (ii) making any additions to, deletions from or
                            alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Digicon, Veritas, the Trustee or this agreement; and

                      (iii) for any other purposes not inconsistent with
                            the provisions of this agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

13.  TERMINATION

                (a)  TERM.  The Trust created by this
                     agreement shall continue until the earliest to occur of the following events:

                        (i) no outstanding Exchangeable Shares are held by
                            a Holder;

                       (ii) each of Veritas and Digicon elects in writing
                            to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

                      (iii) 21 years after the death of the last survivor
                            of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

                (b)  SURVIVAL OF AGREEMENT.  This agreement
                     shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this agreement.

14.  GENERAL

                (a)  SEVERABILITY.  If any provision of this
                     agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

                (b)  INUREMENT.  This agreement shall be
                     binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

                (c)  NOTICES TO PARTIES.  All notices and
                     other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                (i) if to Digicon at:


                Digicon Inc.
                3701 Kirby Drive, Suite 112
                Houston, Texas 77098
                Attention: President
                Telecopy:(713) 526-5611

                (ii)        if to Veritas at:

                Veritas Energy Services Inc.
                Suite 300, 615 - Third Avenue S.W.
                Calgary, Alberta T2P 0G6
                Attention: President
                Telecopy:(403) 266-9359

                (iii)if to the Trustee at:

                if by mail or delivery:

                The R-M Trust Company
                600 The Dome Tower
                333 - 7th Avenue S.W.
                Calgary, Alberta  T2P 2Z1
                Attention:  _______________
                Telecopy: (403) 232-2400

                Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

                (d)  NOTICE OF HOLDERS.  Any and all notices
                     to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which the Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

                (e)  RISK OF PAYMENTS BY POST.  Whenever
                     payments are to be made or documents are to be sent to any Holder by the Trustee, by Veritas or by Digicon or by such Holder to the Trustee or to Digicon or Veritas, the making of such payment or sending of such document sent through the post shall be at the risk of Veritas or Digicon, in the case of payments made or documents sent by the Trustee or Veritas or Digicon, and the Holder, in the case of payments made or documents sent by the Holder.

                (f)  COUNTERPARTS.  This agreement may be
                     executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                (g)  JURISDICTION.  This agreement shall be
                     construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

                (h)  ATTORNMENT.  Digicon agrees that any
                     action or proceeding arising out of or relating to this agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Veritas at its registered office in the Province of Alberta as Digicon's attorney for service of process.


     IN WITNESS WHEREOF, the parties hereby have caused this agreement to be duly executed as of the date first above written.


                                        DIGICON INC.


                                        Per:
                                            ------------------------------

                                            ------------------------------

                                        VERITAS ENERGY SERVICES INC.


                                        Per:
                                            ------------------------------

                                            ------------------------------


                                        THE R-M TRUST COMPANY

                                        Per:
                                            ------------------------------

                                            ------------------------------

                                  EXHIBIT F


                        VERITAS AFFILIATE'S AGREEMENT

                          VERITAS ENERGY SERVICES INC.
                             AFFILIATE'S AGREEMENT


Digicon Inc.
3701 Kirby Drive, Suite 112
Houston, Texas 77098

Veritas Energy Services Inc.
Suite 300, 615 - Third Avenue S.W.
Calgary, Alberta T2P 0G6

Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Veritas Energy Services Inc., a company existing under the laws of the Province of Alberta ("Veritas"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     I understand that pursuant to an arrangement (the "Arrangement") to be effected by Articles of Arrangement filed pursuant to the Business Corporations Act (Alberta), each issued and outstanding common share of Veritas (a "Veritas Common Share") will be exchanged for 0.8 issued and outstanding Exchangeable Shares of Veritas (the "Exchangeable Shares"). I further understand that the Arrangement is being entered into pursuant to a Combination Agreement dated as of May __, 1996 (the "Combination Agreement") by and between Veritas and Digicon Inc., a Delaware corporation ("Digicon").

     I further understand that the Arrangement will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

     In consideration of the agreements contained herein, Digicon's and Veritas's reliance on this letter in connection with the consummation of the Arrangement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Veritas Common Stock prior to the earlier of the Effective Time (as defined in the Combination Agreement) and the termination of the Combination Agreement in circumstances where the Arrangement is not completed and (ii) I will not make any sale, transfer or other disposition of any Exchange Shares owned by me during the period commencing 30 days prior to the Effective Time and ending at such time as financial results that include at least 30 days of combined operations of Veritas and Digicon after the Arrangement shall have been published, unless I shall have delivered to Digicon prior to any such sale, transfer or other disposition, a written opinion from the independent public accountants for

Digicon, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Digicon, to the effect that such sale, transfer or other disposition will not cause the Arrangement not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles, the Rules and Regulations and interpretations of the SEC. I have been advised that since I may be deemed to be an affiliate of Veritas at the time the Arrangement is submitted for a vote of the stockholders of Veritas, the Exchangeable Shares acquird by me at the Effective Time pursuant to the Arrangement can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

     By its execution hereof, Digicon agrees that it will, as long as I own any Exchangeable Shares acquired by me at the Effective Time pursuant to the Arrangement, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                       Very truly yours,


                                       By:
                                          Name:
                                          Title:
                                          Date:
                                          Address:


ACCEPTED this ___ day
of __________, 1996

DIGICON INC.


By__________________________________
  Name:
  Title:

VERITAS ENERGY SERVICES INC.


By__________________________________
  Name:
  Title:

                                  EXHIBIT 6


                         DIGICON AFFILIATE'S LETTER

                                  DIGICON INC.
                             AFFILIATE'S AGREEMENT


Digicon Inc.
3701 Kirby Drive, Suite 112
Houston, Texas 77098

Veritas Energy Services Inc.
Suite 300, 615 - Third Avenue S.W.
Calgary, Alberta T2P 0G6

Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Digicon Inc., a Delaware corporation ("Digicon"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     I understand that pursuant to an arrangement (the "Arrangement") to be effected by Articles of Arrangement 1996 filed pursuant to the Business Corporations Act (Alberta), each issued and outstanding common share (a "Veritas Common Share") of Veritas Energy Services Inc., a company existing under the laws of the Province of Alberta ("Veritas"), will be exchanged for
0.8 issued and outstanding Exchangeable Shares of Veritas (the "Exchangeable Shares"). I further understand that the Arrangement is being entered into pursuant to a Combination Agreement dated as of May __, 1996 (the "Combination Agreement") by and between Veritas and Digicon.

     I further understand that the Arrangement will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

     In consideration of the agreements contained herein, Digicon's and Veritas's reliance on this letter in connection with the consummation of the Arrangement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of common stock, par value $.01 per share, of Digicon ("Digicon Common Stock") prior to the earlier of the Effective Time (as defined in the Combination Agreement) and the termination of the Combination Agreement in circumstances where the Arrangement is not completed and (ii) I will not make any sale, transfer or other disposition of any shares of Digicon Common Stock owned by me during the period commencing 30 days prior to the Effective Time and ending at such time as financial results that include at least 30 days of combined operations of Veritas and Digicon after the Arrangement shall have been published, unless I shall have delivered to Digicon prior to any such sale, transfer or other disposition, a written opinion from the independent public accountants for Digicon, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Digicon, to the effect that such sale, transfer or other disposition will not cause the Arrangement not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles, the Rules and Regulations and interpretations of the SEC. I have been advised that since I may be deemed to be an affiliate of Digicon at the time the Arrangement is submitted for a vote of the stockholders of Digicon, the shares of Digicon Common Stock owned by me at the Effective Time pursuant to the Arrangement can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

     By its execution hereof, Digicon agrees that it will, as long as I own any shares of Digicon Common Stock owned by me at the Effective Time, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                       Very truly yours,


                                       By:
                                       Name:
                                       Title:
                                       Date:
                                       Address:


ACCEPTED this ___ day
of __________, 1996

DIGICON INC.


By__________________________________
 Name:
 Title:

VERITAS ENERGY SERVICES INC.


By__________________________________
 Name:
 Title:


                                      3